UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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COHU, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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COHU

12367 Crosthwaite Circle

Poway, California 92064-6817

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 9, 2012

TO OUR STOCKHOLDERS:

The Annual Meeting of Stockholders of Cohu, Inc. (“Cohu”) will be held at the Cohu corporate offices, located at 12367 Crosthwaite Circle, Poway, California 92064-6817 on Wednesday, May 9, 2012, at 8:00 a.m. Pacific Time, for the following purposes:

1.	To elect two directors, for a term of three years.

2.	Advisory vote to approve named executive officer compensation.

3.	To approve amendments to the Cohu 2005 Equity Incentive Plan (the “2005 Plan”), which increase the number of shares of stock subject to the Plan by 1,400,000 and increase the number of shares which may be issued pursuant to restricted stock and performance awards under the 2005 Plan by 1,000,000.

4.	To ratify the appointment of Ernst & Young LLP as Cohu’s independent registered public accounting firm for 2012.

5.	To act upon such other matters as may properly come before the Meeting or any adjournment or postponement thereof.

Only stockholders of record of Cohu as of the close of business on March 14, 2012 will be entitled to vote at the meeting.

The holders of a majority of the outstanding shares of voting stock of Cohu entitled to vote at the meeting must be represented in person or by proxy to constitute a quorum for the Meeting, and therefore all stockholders are urged either to attend the meeting in person or to vote by proxy.

A complete list of the stockholders of record entitled to vote at the Meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, will be available at Cohu’s corporate offices, for the examination of any stockholder during normal business hours for a period of ten days immediately prior to the meeting.

Please sign, date and return the enclosed proxy in the envelope enclosed for your convenience. Alternatively, stockholders may vote by telephone or electronically via the internet. Please refer to the instructions included with the proxy for additional details. If you attend the meeting you may revoke your proxy and vote in person. You may also revoke your proxy by delivering a written notice to the Secretary of Cohu, or by submitting another duly signed proxy bearing a later date.

By Order of the Board of Directors,

Jeffrey D. Jones
Secretary

Poway, California

April 5, 2012

YOUR VOTE IS IMPORTANT

IN ORDER TO INSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED POSTAGE PREPAID ENVELOPE OR VOTE BY TELEPHONE OR VIA THE INTERNET.

Cohu, Inc.

12367 Crosthwaite Circle

Poway, California 92064-6817

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Cohu, Inc., a Delaware corporation (“Cohu” or the “Company”), of your proxy for use at the Annual Meeting of Stockholders to be held on Wednesday, May 9, 2012, at 8:00 a.m. Pacific Time at the Cohu corporate offices, located at 12367 Crosthwaite Circle, Poway, California 92064-6817 (the “Meeting”). This proxy statement, the accompanying proxy card and the Cohu 2011 Annual Report are being mailed to all stockholders on or about April 5, 2012.

On March 14, 2012, the record date fixed by our Board of Directors (hereinafter sometimes referred to as the “Board”), Cohu had outstanding 24,362,795 shares of Common Stock. Only stockholders of record as of the close of business on March 14, 2012 will be entitled to vote at the Meeting and any adjournment thereof.

Voting Procedures

As a stockholder of Cohu, you have a right to vote on certain business matters affecting Cohu. This Proxy Statement relates only to the solicitation of proxies from the stockholders with respect to the election of two Class 2 directors recommended by the board of directors, an advisory vote on executive compensation, approval of amendments to the Cohu 2005 Equity Incentive Plan and ratification of the appointment of the Company’s independent registered public accounting firm. Each share of Cohu’s Common Stock you own entitles you to one vote for each proposal. For the election of directors, stockholders may cumulate their votes as described below.

Methods of Voting

You may vote by mail, by telephone, over the Internet or in person at the Meeting. Your shares will be voted in accordance with the instructions you indicate. If you are a stockholder of record and return a signed proxy card but do not specify how you want to vote your shares, your shares will be voted FOR the named nominees for director, FOR the advisory vote to approve executive compensation, FOR approval of amendments to the Cohu, Inc. 2005 Equity Incentive Plan, FOR the ratification of the appointment of Ernst & Young LLP as Cohu’s independent registered public accounting firm for 2012, and in the discretion of the proxies (as defined below) as to other matters that may properly come before the Meeting.

Voting by Mail. By signing and returning the proxy card in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card (known as “proxies”) to vote your shares at the Meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the Meeting. In this way, your shares will be voted if you are unable to attend the Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

Voting by Telephone. To vote by telephone, please follow the instructions included on your proxy card. If you vote by telephone, you do not need to complete and mail your proxy card.

Voting over the Internet. To vote over the Internet, please follow the instructions included on your proxy card. If you vote over the Internet, you do not need to complete and mail your proxy card.

Voting in Person at the Meeting. If you plan to attend the Meeting and vote in person, we will provide you with a ballot at the Meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the Meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. If you wish to vote such shares at the Meeting, you will need to bring with you to the Meeting a legal proxy from your broker or other nominee authorizing you to vote such shares.

Revoking Your Proxy

You may revoke your proxy at any time before it is voted at the Meeting. In order to do this, you must:

•	enter a new vote over the Internet, by telephone or by signing and returning another proxy card bearing a later date;

•	provide written notice of the revocation to Cohu’s Secretary; or

•	attend the Meeting and vote in person.

Quorum Requirement

A quorum, which is a majority of the outstanding shares entitled to vote as of the record date, March 14, 2012, must be present in order to hold the Meeting and to conduct business. Your shares are counted as being present at the Meeting if you appear in person at the Meeting or if you vote your shares over the Internet, by telephone or by submitting a properly executed proxy card. Proxies marked as abstaining on any matter and broker non-votes (as described below) will be counted as present for the purpose of determining a quorum.

Votes Required for the Proposals

For Proposal No. 1, the nominees receiving the highest number of votes, in person or by proxy, will be elected as directors. You may vote “for” the nominee for election as a director or you may “withhold” your vote. In the election of directors, stockholders may, as provided for in the Cohu Amended and Restated Certificate of Incorporation, cumulate their votes, giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder’s shares are normally entitled, or distribute the stockholder’s votes on the same principle among as many candidates as the stockholder thinks fit. A stockholder may not cumulate his or her votes for a candidate unless a stockholder has given notice at the Meeting (whether by proxy or in person) prior to the voting, of his or her intention to cumulate his or her votes. If any stockholder gives such notice, all stockholders may then cumulate their votes. Management of Cohu is hereby soliciting discretionary authority to cumulate votes represented by proxies if cumulative voting is invoked.

The affirmative vote of a majority of Cohu common shares cast at the Meeting, in person or by proxy, is required for approval of Proposal No. 2, Proposal No. 3 and Proposal No. 4, as described herein. If you return a proxy card that withholds your vote or abstains from voting on a proposal, your shares will be counted as present for the purpose of determining a quorum, but will not be counted in the vote on that proposal.

Broker Non-Votes

Broker non-votes are shares held by brokers or nominees for which voting instructions have not been received from the beneficial owners or the persons entitled to vote those shares and for which the broker or nominee does not have discretionary voting power under rules applicable to broker-dealers. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will nevertheless have discretion to vote your shares on our sole “routine” matter — the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal No. 4). Your broker will not have discretion to vote on any of the other matters, which are “non-routine” matters, absent direction from you. Accordingly, shares subject to a broker “non-vote” will not be considered entitled to vote with respect to these proposals, and will not affect the outcome. We encourage you to provide instructions to your broker regarding the voting of your shares.

Abstentions

Abstentions will have no effect on the election of directors (Proposal No.1). Abstentions will be treated as being present and entitled to vote on the approval of the advisory vote on executive compensation (Proposal No. 2), the approval of amendments to the Cohu, Inc. 2005 Equity Incentive Plan (Proposal No. 3) and the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal No. 4) and, therefore, will have the effect of votes against these proposals.

Voting Confidentiality

Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. Such information will not be disclosed except as required by law.

Voting Results

Final voting results will be announced at the Meeting and will be posted shortly after the Meeting on our website at www.cohu.com. Voting results will also be published in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (“SEC”) within four business days of the Meeting. After the reports are filed, you may obtain a copy by:

•	visiting our website at www.cohu.com;

•	contacting our Investor Relations department at 858-848-8100; or

•	viewing our Form 8-K on the SEC’s website at www.sec.gov.

Proxy Solicitation Costs

Cohu will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Cohu’s officers, directors and regular employees will not receive additional compensation for such proxy solicitation services. Cohu has not engaged an outside solicitor in connection with this proxy solicitation. We will reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding the proxy materials to you.

********************************

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON MAY 9, 2012

This Proxy Statement and Cohu’s Fiscal Year 2011 Annual Report are both available at www.proxydocs.com/cohu.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Cohu Amended and Restated Certificate of Incorporation divides the directors into three classes whose terms expire at successive annual meetings over a period of three years. One class of directors is elected for a term of three years at each annual meeting with the remaining directors continuing in office. At the Meeting, two Class 2 directors are to be elected for a term expiring in 2015. The shares represented by proxies in the accompanying form will be voted by the proxy holders for the election of the nominees named below. In the event the election of directors is to be by cumulative voting, the proxy holders will vote the shares represented by proxies in such proportions as the proxy holders see fit. Should the nominee decline or become unable to accept nomination or election, which is not anticipated, the proxies will be voted for such substitute nominee as may be designated by a majority of the Board of Directors. There is no family relationship between the nominees, other directors or any of Cohu’s named executive officers.

The following paragraphs provide information as of the date of this proxy statement about each member of our Board, including the nominees. The information presented includes information the director has given us about his age, all positions he holds, his principal occupation and business experience for the past five years, and the names of other publicly-held companies on which he currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding the nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that each nominee should serve as a director, we also believe that our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. Each nominee has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to Cohu and our Board.

Required Vote

The nominees receiving the highest number of votes cast will be elected as Director. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal.

Recommendation of the Board

The Board of Directors recommends a vote “FOR” the nominees named below.

Directors Whose Terms Expire in 2015 (if elected) - Class 2

Name	Age	Principal Occupation	Director Since
Harry L. Casari	75	Retired Partner, Ernst & Young LLP. Mr. Casari is also a director of SPY Inc. (formerly Orange 21) (since 2004). We believe Mr. Casari’s qualifications to sit on our Board of Directors include his background in public accounting, auditing and his experience with financial accounting matters for complex global organizations as well as his knowledge of business strategy. Mr. Casari qualifies as an “audit committee financial expert” under SEC guidelines.	1995

Harold Harrigian	77	Retired Partner and Director of Corporate Finance, Crowell, Weedon & Co., a provider of financial services. Mr. Harrigian is also a former partner, Arthur Young & Company (predecessor of Ernst & Young LLP). We believe Mr. Harrigian’s qualifications to sit on our Board of Directors include his knowledge and experience with financial accounting matters, finance, capital structure and his years of experience providing strategic advisory services to complex organizations. Mr. Harrigian qualifies as an “audit committee financial expert” under SEC guidelines.	1998

INFORMATION CONCERNING OTHER DIRECTORS NOT STANDING FOR ELECTION

Directors Whose Terms Expire in 2013 - Class 3

Name	Age	Principal Occupation	Director Since
James A. Donahue	63	Chairman, President and Chief Executive Officer of Cohu since March 12, 2010; President and Chief Executive Officer of Cohu from June, 2000 to March 2010; President and Chief Operating Officer of Cohu from October, 1999 to June, 2000; President of Delta Design, Inc., a wholly owned subsidiary of Cohu, since May, 1983. Mr. Donahue is also a director of Standard Microsystems Corporation (SMSC) (since 2003). We believe Mr. Donahue’s qualifications to sit on our Board of Directors include his more than thirty years of executive experience in the semiconductor equipment industry and broad knowledge of business development and strategy, corporate governance and operations.	1999

Steven J. Bilodeau	53	Retired Chairman, President and Chief Executive Officer of SMSC, a semiconductor manufacturer, from 1999 until October, 2008. Mr. Bilodeau currently serves as the Non-Executive Chairman of SMSC. Mr. Bilodeau also previously served as a director of NuHorizons Electronic Corp, Conexant Systems, Inc. and Gennum Corporation. We believe Mr. Bilodeau’s qualifications to sit on our Board of Directors include his 25 years of executive experience in the high technology and semiconductor industries and his knowledge of international operations, business strategy and corporate governance.	2009

Director Whose Term Expires in 2014 - Class 1

Name	Age	Principal Occupation	Director Since
Robert L. Ciardella	59	Cofounder and retired President of Asymtek (a subsidiary of Nordson Corporation) from 1983 until 2006. Asymtek designs, develops, manufactures and sells semiconductor and circuit board assembly equipment. We believe Mr. Ciardella’s qualifications to sit on our Board of Directors include his more than 20 years of executive experience in the semiconductor equipment industry, including his knowledge of operations, product development and business strategy. Mr. Ciardella was appointed Lead Independent Director of the Board on March 12, 2010.	2003

William E. Bendush	63	Retired Senior Vice President and Chief Financial Officer of Applied Micro Circuits Corporation (AMCC), a communications semiconductor company from 1999 to 2003. Mr. Bendush has been a Director of Microsemi Corp. since 2003 and was a Director of Conexant Systems, Inc. We believe Mr. Bendush’s qualifications to sit on our Board of Directors include his executive experience in the semiconductor industry and his experience with financial accounting matters for complex global organizations as well as his knowledge of business strategy. Mr. Bendush qualifies as an “audit committee financial expert” under SEC guidelines.	2011

PROPOSAL NO. 2

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE COMPENSATION

At last year’s Meeting, we provided our stockholders with the opportunity to cast an advisory vote regarding the compensation of our named executive officers as disclosed in the proxy statement for the 2011 Annual Meeting of Stockholders. At our 2011 Annual Meeting, our stockholders overwhelmingly approved the proposal, with more than 95% of the votes cast voting in favor of the proposal. We also asked our stockholders to indicate if we should hold a “say-on-pay” vote every one, two or three years. Cohu stockholders indicated by advisory vote their preference to hold a say-on-pay vote annually. After consideration of the voting results, our Board of Directors elected to hold a stockholder say-on-pay vote annually. Accordingly, this year we are again asking our stockholders to vote “For” the compensation of our named executive officers as disclosed in this Proxy Statement.

Compensation Program and Philosophy

As described under the “Compensation Discussion and Analysis” section of this proxy statement, the Compensation Committee has structured our executive compensation program to achieve the following key objectives:

•	pay for performance;

•	to attract, motivate and retain talented executive officers;

•	to motivate progress toward Company-wide financial and personal objectives while balancing rewards for short-term and long-term performance; and

•	to align the interests of our executive officers with those of stockholders.

We urge stockholders to read the “Compensation Discussion and Analysis” beginning on page 25 of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement has contributed to the Company’s recent and long-term success.

Required Vote

A majority of the votes cast is required to approve Proposal No. 2. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal.

Recommendation

For the above reasons, we are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this Proxy Statement by voting in favor of the following resolution:

“RESOLVED, that the stockholders approve, in a non-binding vote, the compensation of the Company’s named executive officers as disclosed pursuant to the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure set forth in the Proxy Statement relating to the Company’s 2012 Annual Meeting of Stockholders.”

Even though this say-on-pay vote is advisory and therefore will not be binding on the Company, the Compensation Committee and the Board value the opinions of our stockholders. Accordingly, to the extent there is a significant vote against the compensation of our named executive officers, we will consider our stockholders’ concerns and the Compensation Committee will evaluate what actions may be necessary or appropriate to address those concerns.

The Board of Directors recommends that you vote “FOR” approval, on an advisory basis, of the resolution on executive compensation.

PROPOSAL NO. 3

APPROVAL OF AMENDMENTS TO THE COHU, INC. 2005 EQUITY INCENTIVE PLAN

At the Meeting, the stockholders will be asked to approve amendments to the Cohu, Inc. 2005 Equity Incentive Plan (the “2005 Plan”). The amendments would (i) increase the shares of stock available for issuance under the 2005 Plan by 1,400,000 and (ii) increase the number of shares that may be issued under the 2005 Plan upon the settlement of any restricted stock, restricted stock units, performance shares or performance units by 1,000,000 to 3,500,000. Our Compensation Committee and Board of Directors have already approved on April 2, 2012, subject to approval by stockholders, the proposed amendments to the 2005 Plan. The 2005 Plan is otherwise unchanged since Cohu stockholders last approved amendments to the 2005 Plan at the Cohu 2009 Annual Meeting of Stockholders to increase the number of shares subject to the 2005 Plan and the number of shares that may be issued pursuant to restricted stock and performance awards.

During the three-year period ended December 31, 2011, Cohu granted options to purchase 1,766,000 shares of common stock and 409,196 restricted stock unit (“RSU”) awards to employees, directors and consultants which represented an average of approximately 3.6% of total shares outstanding during that period. Based on a comparative analysis, we believe this percentage, which is referred to as the “burn rate”, is less than Cohu’s peer group comprised of semiconductor and semiconductor equipment companies. On March 6, 2012 Cohu granted an aggregate of 370,646 stock options to purchase shares of Cohu common stock to employees at an exercise price of $10.58 per share, the fair market value of Cohu Common Stock on the grant date, 364,647 RSUs and 128,916 performance stock units (“PSU”) leaving only 420,875 shares available for future grants.

The Board of Directors believes that the Company must offer a competitive equity incentive program if it is to continue to successfully attract and retain the best possible candidates for positions of responsibility within the Company. The Board of Directors believes that the 2005 Plan is an important factor in attracting, retaining and rewarding the high caliber employees, consultants and directors essential to our success and in motivating these individuals to strive to enhance our growth and profitability. In addition a significant number of the Company’s outstanding stock options as of March 20, 2012 have exercise prices in excess of the Cohu stock price on that date and may not provide their intended incentive. The amendments to the 2005 Plan are intended to ensure that the Company will continue to have available a reasonable number of shares available to meet these goals.

Summary of the 2005 Plan

The following summary of the 2005 Plan is qualified in its entirety by the specific language of the 2005 Plan, a copy of which is available to any stockholder upon request.

General. The purpose of the 2005 Plan is to advance the interests of the Company by providing an incentive program that will enable the Company to attract and retain employees, consultants and directors upon whose judgment, interest and efforts the Company’s success is dependent and to provide them with an equity interest in the success of the Company in order to motivate superior performance. These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock, RSUs, performance shares, performance units, deferred stock units (“DSUs”), certain other stock-based awards and cash-based performance awards.

Authorized Shares. As of March 14, 2012, 3,327,957 stock options, 783,547 RSUs and 11,536 DSUs were outstanding leaving 420,875 shares available for grant under the 2005 Plan. The 2005 Plan share reserve also includes all of the outstanding stock options, RSUs, PSUs and DSUs the Company had previously granted (collectively the “Prior Awards”) to the extent any such Prior Award expires, lapses or otherwise terminates for any reason without having been exercised or settled in full, or if any shares subject to forfeiture or repurchase are forfeited or repurchased by the Company. However, no more than two million five-hundred thousand (2,500,000) shares of this 2005 Plan reserve may be currently issued upon the exercise or settlement of any restricted stock, RSUs, performance shares or performance units. As of March 14, 2012, 1,090,431 RSU awards, 128,916 PSU awards and 11,536 DSU awards have been granted, resulting in 1,269,117 shares available for future awards under the 2005 Plan provided there are shares available for grant under the 2005 Plan. If the amendments are approved by the stockholders, the number of shares authorized for issuance under the 2005 Plan as of March 14, 2012 will increase by 1,400,000 and the number of shares of this 2005 Plan reserve that may be issued upon the exercise or settlement of any restricted stock, restricted stock units, performance shares or performance units will increase by 1,000,000. If any award granted under the 2005 Plan expires, lapses or otherwise terminates for any reason without having been exercised or settled in full, or if shares subject to forfeiture or repurchase are forfeited or repurchased by the Company, any such shares that are reacquired or subject to such a terminated award will again become available for issuance under the 2005 Plan. Upon any stock dividend, stock split, reverse stock split, recapitalization or similar change in our capital structure, appropriate adjustments will be made to the shares subject to the 2005 Plan, to the award grant limitations and to all outstanding awards. However, shares shall not become re-available for issuance under the 2005 Plan if they were (i) withheld or surrendered to satisfy tax withholding obligations, (ii) surrendered in payment of stock option exercise prices (either by means of a cashless exercise, attestation or actual surrender of shares) or (iii) subject to the grant of a stock appreciation right which were not issued upon settlement of the stock appreciation right.

Administration. The 2005 Plan is administered by the Compensation Committee of the Board of Directors duly appointed to administer the 2005 Plan, or, in the absence of such committee, by the Board of Directors. In the case of awards intended to qualify for the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code (“Code”), administration must be by a compensation committee comprised solely of two or more “outside directors” within the meaning of Section 162(m). (For purposes of this summary, the term “Committee” will refer to either such duly appointed committee or the Board of Directors). Subject to the provisions of the 2005 Plan, the Committee determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of such awards, and all of their terms and conditions. The Committee may, subject to certain limitations on the exercise of its discretion required by Section 162(m), amend, cancel, renew, or grant a new award in substitution for, any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend or defer the vesting of any award. However, the 2005 Plan forbids, without stockholder approval, the repricing of any outstanding stock option and/or stock appreciation right. In addition, the 2005 Plan forbids any restricted stock award to be granted, or subsequently amended to provide, for (1) any acceleration of vesting for any reason other than upon a “Change in Control”, as defined, or after a participant’s death or disability and (2) vesting of one hundred percent (100%) of any such award prior to the passage of three years of service (unless the award will vest after satisfying specified performance measurements). The 2005 Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the 2005 Plan. The Committee will interpret the 2005 Plan and awards granted thereunder, and all determinations of the Committee will be final and binding on all persons having an interest in the 2005 Plan or any award.

Eligibility. Awards may be granted to employees, directors and consultants of the Company or any present or future parent or subsidiary corporations of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company. As of March 20, 2012, the Company had approximately 1,200 employees, including five named executive officers and five directors who are eligible under the 2005 Plan.

Stock Options. Each option granted under the 2005 Plan must be evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the 2005 Plan. The exercise price of each option may not be less than the fair market value of a share of Cohu Common Stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “Ten Percent Stockholder”) must have an exercise price equal to at least 110% of the fair market value of a share of Common Stock on the date of grant. The exercise price of each indexed stock option, and the terms and adjustments which may be made to such an option, will be determined by the Committee in its sole discretion at the time of grant. On March 14, 2012, the closing price of the Company’s Common Stock on the NASDAQ Global Select Market was $11.54 per share. Subject to appropriate adjustment in the event of any change in the capital structure of the Company, no employee may be granted in any fiscal year of the Company options which in the aggregate are for more than five hundred thousand (500,000) shares, provided however, that the Company may make an additional one-time grant to any newly-hired employee of a stock option for the purchase of up to an additional two hundred and fifty thousand (250,000) shares.

The 2005 Plan provides that the option exercise price may be paid in cash, by check, or in cash equivalent, by the assignment of the proceeds of a sale with respect to some or all of the shares being acquired upon the exercise of the option, to the extent legally permitted, by tender of shares of Common Stock owned by the optionee having a fair market value not less than the exercise price, by such other lawful consideration as approved by the Committee, or by any combination of these. Nevertheless, the Committee may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the optionee has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted or required by the Company, through the optionee’s surrender of a portion of the option shares to the Company.

Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The maximum term of any option granted under the 2005 Plan is ten years, provided that an incentive stock option granted to a Ten Percent Stockholder must have a term not exceeding five years. The Committee will specify in each written option agreement, and solely in its discretion, the period of post-termination exercise applicable to each option.

Generally, stock options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee’s lifetime only by the optionee. However, a nonstatutory stock option may be assigned or transferred to the extent permitted by the Committee in its sole discretion.

Stock Appreciation Rights. Each stock appreciation right granted under the 2005 Plan must be evidenced by a written agreement between the Company and the participant specifying the number of shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the 2005 Plan.

A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of Company Common Stock between the date of grant of the award and the date of its exercise. The Company may pay the appreciation either in cash or in shares of Common Stock. The Committee may grant stock appreciation rights under the 2005 Plan in tandem with a related stock option or as a freestanding award. A tandem stock appreciation right is exercisable only at the time and to the same extent that the related option is exercisable, and its exercise causes the related option to be canceled. Freestanding stock appreciation rights vest and become exercisable at the times and on the terms established by the Committee. The maximum term of any stock appreciation right granted under the 2005 Plan is ten years. Subject to appropriate adjustment in the event of any change in the capital structure of the Company, no employee may be granted in any fiscal year of the Company stock appreciation rights which in the aggregate are for more than five hundred thousand (500,000) shares, provided however, that the Company may make an additional one-time grant to any newly-hired employee of a stock appreciation right for the purchase of up to an additional two hundred and fifty thousand (250,000) shares.

Stock appreciation rights are generally nontransferable by the participant other than by will or by the laws of descent and distribution, and are generally exercisable during the participant’s lifetime only by the participant.

Restricted Stock Awards. The Committee may grant restricted stock awards under the 2005 Plan in the form of a restricted stock bonus, for which the participant furnishes consideration in the form of services to the Company. Restricted stock awards may be subject to vesting conditions based on such service or performance criteria as the Committee specifies, and the shares acquired may not be transferred by the participant until vested. Unless otherwise provided by the Committee, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed prior to the participant’s termination of service. Participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original award. Subject to appropriate adjustment in the event of any change in the capital structure of the Company, no employee may be granted in any fiscal year of the Company more than two hundred thousand (200,000) shares of restricted stock on which the restrictions are based on performance criteria, provided however, that the Company may make an additional one-time grant to any newly-hired employee of a restricted stock award of up to an additional one hundred thousand (100,000) shares.

Restricted Stock Units. The Committee may grant restricted stock units (“RSUs”) under the 2005 Plan which represent a right to receive shares of Common Stock at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of RSUs or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant’s services to the Company. The Committee may grant RSU awards subject to the attainment of performance goals similar to those described below in connection with performance shares and performance units, or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards. Participants have no voting rights or rights to receive cash dividends with respect to RSU awards until shares of Common Stock are issued in settlement of such awards. However, the Committee may grant RSUs that entitle their holders to receive dividend equivalents, which are rights to receive additional RSUs for a number of shares whose value is equal to any cash dividends we pay. Subject to appropriate adjustment in the event of any change in the capital structure of the Company, no employee may be granted in any fiscal year of the Company more than two hundred thousand (200,000) RSUs on which the restrictions are based on performance criteria, provided however, that the Company may make an additional one-time grant to any newly-hired employee of a restricted stock award of up to an additional one hundred thousand (100,000) shares.

Performance Awards. The Committee may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the Committee determines in writing and sets forth in a written agreement between the Company and the participant. These awards may be designated as performance shares, performance units or cash-based performance bonuses. Performance shares and performance units are unfunded bookkeeping entries generally having initial values, respectively, equal to the fair market value determined on the grant date of a share of Common Stock and a dollar amount per unit which may be determined by the Committee. Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more predetermined performance goals are attained within a predetermined performance period. To the extent earned, performance awards may be settled in cash, shares of Common Stock (including shares of restricted stock) or any combination thereof. Subject to appropriate adjustment in the event of any change in the capital structure of the Company, for each fiscal year of the Company contained in the applicable performance period, no employee may be granted performance shares that could result in the employee receiving more than one hundred thousand (100,000) shares of Common Stock or performance units that could result in the employee receiving more than one million dollars ($1,000,000). A participant may receive only one performance award with respect to any performance period.

Any participant selected by the Committee may be granted one or more performance-based awards in the form of a cash bonus payable upon the attainment of performance goals that are established by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Any such performance bonus award paid to a participant will be based upon objectively determinable bonus formulas established in accordance with the 2005 Plan. No participant may be paid a performance cash bonus which is greater than $1,000,000 during any fiscal year of the Company.

Prior to the beginning of the applicable performance period or such later date as permitted under Section 162(m) of the Code, the Committee will establish one or more performance goals applicable to the award. Performance goals will be based on the attainment of specified target levels with respect to one or more measures of business or financial performance of the Company and each parent and subsidiary corporation consolidated therewith for financial reporting purposes, or such division or business unit of the Company as may be selected by the Committee.

The Committee, in its discretion, may base performance goals on one or more of the following such measures: revenue, gross margin, operating margin, operating income, pre-tax profit, earnings before interest, taxes and depreciation, net income, cash flow, expenses, the market price of the stock, earnings per share, return on stockholder equity, return on capital, return on net assets, economic value added, number of customers, market share, return on investment, profit after tax, customer satisfaction, business divestitures and acquisitions, supplier awards from significant customers, new product development and working capital. The target levels with respect to these performance measures may be expressed on an absolute basis or relative to a standard specified by the Committee. The degree of attainment of performance measures will, according to criteria established by the Committee, be computed before the effect of changes in accounting standards, restructuring charges and similar extraordinary items occurring after the establishment of the performance goals applicable to a performance award.

Following completion of the applicable performance period, the Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Committee retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable to the participant on the basis of the performance goals attained. However, no such reduction may increase the amount paid to any other participant. In its discretion, the Committee may provide for the payment to a participant awarded performance shares of dividend equivalents with respect to cash dividends paid on the Company’s Common Stock. Performance award payments may be made in lump sum or in installments. If any payment is to be made on a deferred basis, the Committee may provide for the payment of dividend equivalents or interest during the deferral period.

Unless otherwise provided by the Committee, if a participant’s service terminates due to the participant’s death, disability or retirement prior to completion of the applicable performance period, the final award value will be determined at the end of the performance period on the basis of the performance goals attained during the entire performance period but will be prorated for the number of months of the participant’s service during the performance period. If a participant’s service terminates prior to completion of the applicable performance period for any other reason, the 2005 Plan provides that, unless otherwise determined by the Committee, the performance award will be forfeited. No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to the end of the applicable performance period.

Deferred Stock Awards. The 2005 Plan provides that certain participant’s who are executives or members of a select group of highly compensated employees may elect to receive, in lieu of payment in cash or stock of all or any portion of such participant’s cash and/or stock compensation, an award of deferred stock units. A participant electing to receive deferred stock units will be granted automatically, on the effective date of such deferral election, an award (a “Deferred Stock Unit Award”) for a number of stock units equal to the amount of the deferred compensation divided by an amount equal to the fair market value of a share of our Common Stock as quoted by the national or regional securities exchange or market system on which the Common Stock is listed on the date of grant. A stock unit is an unfunded bookkeeping entry representing a right to receive one share of our Common Stock in accordance with the terms and conditions of the Deferred Stock Unit Award. Participants are not required to pay any additional cash consideration in connection with the settlement of a Deferred Stock Unit Award. A participant’s compensation not paid in the form of a Deferred Stock Unit Award will be paid in cash in accordance with the Company’s normal payment procedures.

Each Deferred Stock Unit Award will be evidenced by a written agreement between the Company and the participant specifying the number of stock units subject to the award and the other terms and conditions of the Deferred Stock Unit Award, consistent with the requirements of the 2005 Plan. Deferred Stock Unit Awards are fully vested upon grant and will be settled by distribution to the participant of a number of whole shares of Common Stock equal to the number of stock units subject to the award on a date set forth in the participant’s written agreement in accordance with the terms of the 2005 Plan at the time of his or her election to receive the Deferred Stock Unit Award. A holder of a stock unit has no voting rights or other rights as a stockholder until shares of Common Stock are issued to the participant in settlement of the stock unit. However, participants holding stock units will be entitled to receive dividend equivalents with respect to any payment of cash dividends on an equivalent number of shares of Common Stock. Such dividend equivalents will be credited in the form of additional whole and fractional stock units determined by the fair market value of a share of Common Stock on the dividend payment date. Prior to settlement, no Deferred Stock Unit Award may be assigned or transferred other than by will or the laws of descent and distribution.

Other Stock-Based Awards. The Committee may also grant one or more awards not specifically identified by the terms of the 2005 Plan that would provide a participant with either: (i) a share of stock; (ii) the right to purchase a share of stock; (iii) has a value derived from a share of stock; or (iv) an exercise or conversion privilege related to a share of stock. Other stock-based awards may be subject to vesting conditions based on such service or performance criteria as the Committee specifies, and any such award may not be transferred by the participant until vested.

Change in Control. The 2005 Plan defines a “Change in Control” of the Company as any of the following events upon which the stockholders of the Company immediately before the event do not retain immediately after the event, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the event, direct or indirect beneficial ownership of a majority of the total combined voting power of the voting securities of the Company, its successor or the corporation to which the assets of the Company were transferred: (i) a sale or exchange by the stockholders in a single or series of related transactions of more than 50% of the Company’s voting stock; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company. If a Change in Control occurs, the surviving, continuing, successor or purchasing corporation or parent corporation thereof may either assume all outstanding awards or substitute new awards having an equivalent value.

In the event of a Change in Control and the outstanding stock options and stock appreciation rights are not assumed or replaced, then all unexercisable, unvested or unpaid portions of such outstanding awards will become immediately exercisable, vested and payable in full immediately prior to the date of the Change in Control.

Any award not assumed, replaced or exercised prior to the Change in Control will terminate. The 2005 Plan authorizes the Committee, in its discretion, to provide for different treatment of any award, as may be specified in such award’s written agreement, which may provide for acceleration of the vesting or settlement of any award, or provide for longer periods of exercisability, upon a Change in Control.

Termination or Amendment. The 2005 Plan will continue in effect until the first to occur of (i) its termination by the Board or (ii) the date on which all shares available for issuance under the 2005 Plan have been issued and all restrictions on such shares under the terms of the 2005 Plan and the agreements evidencing awards granted under the 2005 Plan have lapsed. However, all incentive stock options granted, if at all, must be granted within ten (10) years from the date the 2005 Plan was adopted by the Board. The Board may terminate or amend the 2005 Plan at any time, provided that no amendment may be made without stockholder approval if the Board deems such approval necessary for compliance with any applicable tax or securities law or other regulatory requirements, including the requirements of any stock exchange or market system on which the Common Stock of the Company is then listed. No termination or amendment may affect any outstanding award unless expressly provided by the Board, and, in any event, may not adversely affect an outstanding award without the consent of the participant unless necessary to comply with any applicable law, regulation or rule.

Summary of U.S. Federal Income Tax Consequences

The following is only a summary of the United States federal income tax consequences to participants in the 2005 Plan and does not purport to be complete. Interested parties and participants should refer to the applicable provisions of the Code. The summary does not address other taxes such as state and local income taxes, federal and state estate, inheritance and gift taxes and foreign taxes. Each participant should consult his or her own tax advisor concerning the tax consequences of the 2005 Plan.

Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the determination date (see discussion under “Nonstatutory Stock Options” below) and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

The difference between the option exercise price and the fair market value of the shares on the determination date of an incentive stock option (see discussion under “Nonstatutory Stock Options” below) is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Nonstatutory Stock Options and Indexed Stock Options. Options not designated or qualifying as incentive stock options, or as an indexed stock option, will be nonstatutory stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes.

The “determination date” is the date on which the option is exercised unless the shares are subject to a substantial risk of forfeiture (as in the case where an optionee is permitted to exercise an unvested option and receive unvested shares which, until they vest, are subject to the Company’s right to repurchase them at the original exercise price upon the optionee’s termination of service) and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the exercise date, the optionee may elect, pursuant to Section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares of our Common Stock received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock Awards. A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the “determination date” (as defined above under “Nonstatutory Stock Options”). If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Performance and Restricted Stock Units Awards. A participant generally will recognize no income upon the grant of a performance share, performance units, and cash-based performance bonuses or RSUs award. Upon the settlement and/or payment of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above (see discussion under “Restricted Stock”). Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the “determination date” (as defined above under “Nonstatutory Stock Options”), will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Deferred Stock Unit Awards. A participant generally will recognize no income upon the grant of a Deferred Stock Unit Award. Upon the settlement of such an award, the participant normally will recognize ordinary income in the year of settlement in an amount equal to the fair market value of any unrestricted shares of our Common Stock received. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Other Stock-Based Awards. A participant generally will recognize income with respect to any other stock-based award at the time and in the manner required by the applicable provisions of the Code and such taxation will depend upon the specifics of any such award. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Historical Plan Benefits

Awards Granted to Certain Individuals and Groups. The number of options or other awards (if any) that an individual may receive under the 2005 Plan is at the discretion of the Compensation Committee and therefore cannot be determined in advance. Our executive officers are eligible to receive awards under the 2005 Plan and, accordingly, our executive officers have an interest in this proposal. The following table sets forth the total number of shares of the Company’s common stock subject to options or other awards (if any) granted under the 2005 Plan to the listed persons and groups during the fiscal year ended December 31, 2011 and the weighted average per share exercise price of any such options. Target annual incentives under the cash-based performance bonus plan for our named executive officers are reported in the “2011 Grants of Plan-Based Awards Table” included on page 36. Actual amounts received under our annual bonus program will depend on who participates in the program, actual performance measured against the attainment of pre-established performance goals and the Compensation Committee’s discretion to adjust such amounts.

Options and Restricted Stock Units Granted to Certain Individuals and Groups

During the Fiscal Year Ended December 31, 2011

Name and Position	Number of Options Granted (1)	Weighted Average Per Share Exercise Price of Options ($) (1)	Number of Shares of Restricted Stock Units Granted

James A. Donahue Chairman, President and Chief Executive Officer of Cohu, Inc	—	—	—

Jeffrey D. Jones Chief Financial Officer	—	—	—

James G. McFarlane Senior Vice President	—	—	—

Luis A. Müller President, Cohu Semiconductor Equipment Group	28,750	15.85	10,416

Shay Torton Senior Vice President, Operations	45,000	10.77	15,000

All Current Executive Officers, as a Group (5 Persons)	73,750	12.75	25,416

All Current Non-Employee Directors who are not Executive Officers, as a Group (5 Persons)	30,000	12.94	23,300

All Other Employees, Including all Current Officers who are not Executive Officers, as a Group	53,750	14.44	26,250

(1)	All options were granted with an exercise price equal to 100 percent of the fair market value on the date of grant.

Required Vote

A majority of the votes cast is required to approve Proposal No. 3. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal.

Recommendation of the Board

The Board of Directors believes that the proposed amendments to the 2005 Plan are in the best interests of the Company and its stockholders for the reasons stated above. Therefore, the Board recommends a vote “FOR” approval of the amendments to the 2005 Plan.

PROPOSAL NO. 4

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Ernst & Young LLP as Cohu’s independent registered public accounting firm for the fiscal year ending December 29, 2012. Ernst & Young LLP served as Cohu’s independent registered public accounting firm for the fiscal year ended December 31, 2011 and also provided certain tax and other audit-related services. See “Principal Accounting Fees and Services” on page 24. Representatives of Ernst & Young LLP are expected to attend the Meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Our Board recommends that the stockholders approve the ratification of the appointment of Ernst & Young LLP as Cohu’s independent registered public accounting firm for the fiscal year ending December 29, 2012. If the appointment is not ratified, the Board will consider whether it should select another independent registered public accounting firm.

Required Vote

A majority of the votes cast is required to approve Proposal No. 4. If you hold your shares through a broker and you do not instruct the broker on how to vote on this “routine” proposal, your broker will nevertheless have authority to vote your shares on this “routine” proposal in your broker’s discretion.

Recommendation of the Board

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as Cohu’s independent registered public accounting firm for the fiscal year ending December 29, 2012.

BOARD OF DIRECTORS AND COMMITTEES

Director Independence

Cohu has adopted standards for director independence pursuant to NASDAQ listing standards and SEC rules. An “independent director” means a person other than an officer or employee of Cohu or its subsidiaries, or any other individual having a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. To be considered independent, the Board must affirmatively determine that neither the director nor an immediate family member of the director has had any direct or indirect material relationship with Cohu within the last three years.

The Board has considered relationships, transactions and/or arrangements with each of the directors, and has concluded that none of the non-employee directors has any relationships with Cohu that would impair his independence. The Board has determined that each member of the Board, other than Mr. Donahue, is an independent director under applicable NASDAQ listing standards and SEC rules. Mr. Donahue is an employee of Cohu and, as such, he did not meet the independence standards. In addition, the Board has also determined that:

•

all directors who serve on the Audit, Compensation and Nominating and Governance committees are independent under applicable NASDAQ listing standards, Internal Revenue Code requirements and SEC rules, and

•	all members of the Audit Committee meet the additional independence requirement that they do not directly or indirectly receive compensation from Cohu other than their compensation as directors.

Board Structure and Committee Composition

As of the date of this proxy statement, our Board has six directors and the following three committees: (1) Audit, (2) Compensation and (3) Nominating and Governance. The membership during 2011 and the function of each of the committees are described below. Each of the committees operates under a written charter adopted by the Board. All of the committee charters are available on Cohu’s website at www.cohu.com/investors/corporategovernance. During 2011, the Board held thirteen meetings. Each director attended at least 75% of all Board and applicable committee meetings. Directors are encouraged to attend annual meetings of Cohu stockholders. All of our directors attended the last annual meeting of stockholders held on May 11, 2011 with the exception of Mr. Bendush, who was elected to the Board of Directors on December 8, 2011.

The Cohu, Inc. Corporate Governance Guidelines provide that if the Chairman of the Board and Chief Executive Officer are the same person, the Cohu Nominating and Governance Committee shall nominate an independent director to serve as the Lead Independent Director, the selection of whom shall be subject to approval by a vote of the majority of the independent directors.

The table below breaks down current committee membership for each committee and each director.

Name of Director	Audit	Compensation	Nominating and Governance

Independent Directors:
William E. Bendush	Chair	X
Steven J. Bilodeau	X	X	Chair
Harry L. Casari	X	Chair
Robert L. Ciardella (1)	X		X
Harold Harrigian	X		X

Other Director:
James A. Donahue

Number of Meetings in 2011	8	12	5

(1)	Lead Independent Director

Audit Committee

Cohu has a separately designated standing Audit Committee established in accordance with Section 3(a)(58) of the Securities Exchange Act of 1934, as amended. The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of Cohu’s financial statements, Cohu’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, risk assessment and risk management. Among other things, the Audit Committee prepares the Audit Committee report for inclusion in the annual proxy statement; annually reviews the Audit Committee charter and the committee’s performance; appoints, evaluates and approves the fees of Cohu’s independent registered public accounting firm; reviews and approves the scope of the annual audit, the audit fee and the financial statements; reviews Cohu’s disclosure controls and procedures, internal controls, including such controls over financial reporting, information security policies and corporate policies with respect to financial information and earnings guidance; oversees investigations into complaints concerning financial matters; and reviews other risks that may have a significant impact on Cohu’s financial statements. The Audit Committee works closely with management as well as Cohu’s independent registered public accounting firm. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from Cohu for, outside legal, accounting or other advisors as the Audit Committee deems necessary in order to carry out its duties.

The report of the Audit Committee is included herein on page 23 and the charter of the Audit Committee is available at www.cohu.com/investors/corporategovernance.

Compensation Committee

The Compensation Committee discharges the Board’s responsibilities relating to compensation of Cohu’s executives and directors and, among other things, reviews and discusses the “Compensation Discussion and Analysis” with management, and produces an annual compensation committee report for inclusion in Cohu’s proxy statement; provides general oversight of Cohu’s compensation structure, including Cohu’s equity compensation plans and benefits programs; and retains and approves the terms of the retention of any compensation consultants and other compensation experts. Other specific duties and responsibilities of the Compensation Committee include reviewing and approving objectives relevant to executive officer compensation, participating in the evaluation of the performance and determining the compensation of executive officers in accordance with those objectives; approving employment agreements for executive officers; approving and amending Cohu’s equity and non-equity incentive compensation and related performance goals and measures and stock-related programs (subject to stockholder approval, if required); approving any changes to non-equity based benefit plans involving a material financial commitment by Cohu; recommending director compensation to the Board; monitoring director and executive stock ownership; and annually evaluating its performance and its charter.

The report of the Compensation Committee is included herein on page 34. The charter of the Compensation Committee is available at www.cohu.com/investors/corporategovernance.

Nominating and Governance Committee

The Nominating and Governance Committee identifies individuals qualified to become Board members and recommends to the Board candidates to be nominated for election as directors at Cohu’s annual meeting consistent with criteria the Committee deems appropriate, as approved by the Board; develops Cohu’s Corporate Governance Guidelines for approval by the Board, and reviews and recommends updates to such Guidelines, as appropriate; oversees the organization of the Board to discharge the Board’s duties and responsibilities properly and efficiently; identifies best practices; and recommends corporate governance principles, including giving proper attention and making effective responses to stockholder concerns regarding corporate governance. Other specific duties and responsibilities of the Nominating and Governance Committee include annual assessment of the size and composition of the Board; developing membership qualifications for Board committees; defining specific criteria for director independence; monitoring compliance with Board and Board committee membership criteria; annually reviewing and recommending directors for continued service; coordinating and assisting management and the Board in recruiting new members to the Board; annually, and together with the Compensation Committee and the Lead Independent Director, provides input to the performance evaluation of the Chairman of the Board and CEO; reviewing and recommending proposed changes to Cohu’s charter or Bylaws and Board committee charters; periodically assessing and recommending action with respect to stockholder rights plans or other stockholder protections; recommending Board committee assignments; reviewing and approving any employee director or executive officer standing for election for outside for-profit boards of directors; reviewing governance-related stockholder proposals and recommending Board responses; overseeing the evaluation of the Board and management and conducting a preliminary review of director independence and the financial literacy and expertise of Audit Committee members. The Chairman of the Nominating and Governance Committee receives communications directed to non-employee directors.

The charter of the Nominating and Governance Committee is available at ww.cohu.com/investors/corporategovernance.

Board Leadership Structure, Risk Oversight

Board Leadership Structure

Our Board is currently comprised of five independent directors and one employee director. Our corporate governance principles provide that the Board will fill the Chairman and Chief Executive Officer positions based upon the Board’s view of what is in Cohu’s best interests at any point in time. Given his long tenure with and status within Cohu, our Board believes Mr. Donahue possesses detailed and in-depth knowledge of the issues, opportunities, and challenges facing Cohu and we believe he is best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters. We also believe his combined role enables decisive leadership, ensures clear accountability, and enhances Cohu’s ability to communicate its message and strategy clearly and consistently to its stockholders, employees, and customers. Our Board believes that Mr. Donahue’s service as both Chairman and Chief Executive Officer, in combination with Mr. Ciardella’s service as Lead Independent Director, is in the best interests of Cohu and its stockholders.

The Cohu, Inc. Corporate Governance Guidelines provide that if the Chairman of the Board and Chief Executive Officer are the same person, the Cohu Nominating and Governance Committee shall nominate an independent director to serve as the Lead Independent Director, the selection of whom shall be subject to approval by a vote of the majority of the independent directors. Although annually elected, the Lead Independent Director is generally expected to serve for more than one year.

The specific responsibilities of the Lead Independent Director include presiding at executive sessions of directors and at board meetings where the Chairman is not present, calling meetings of Independent Directors, serving as a liaison between the independent directors and the Chairman/CEO and performing such other duties and responsibilities as the Board may determine.

Risk Oversight

Our Board oversees our risk management process. The Board focuses on general risk management strategy, the most significant risks facing Cohu, and ensures that appropriate risk mitigation strategies are implemented by management. The Board is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters. Cohu’s management is responsible for day-to-day risk management. This responsibility includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, and compliance and reporting levels.

Stockholder Nominees

The policy of the Nominating and Governance Committee is to consider properly submitted stockholder nominations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such nominations, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under “Director Qualifications.” Any stockholder nominations proposed for consideration by the Nominating and Governance Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:

Corporate Secretary

Cohu, Inc.

12367 Crosthwaite Circle

Poway, CA 92064-6817

In addition, the Bylaws of Cohu permit stockholders to nominate directors for consideration at an annual stockholder meeting. For a description of the process for nominating directors in accordance with Cohu’s Bylaws, see “Stockholder Proposals – 2013 Annual Meeting” on page 42.

Director Qualifications

Cohu’s Corporate Governance Guidelines are available at www.cohu.com/investors/corporategovernance and contain Board membership criteria that apply to nominees recommended by the Nominating and Governance Committee for a position on Cohu’s Board. Under these criteria, members of the Board should have the highest professional and personal ethics and values, consistent with longstanding Cohu values and standards. They should have broad experience at the policy-making level in business, government, education, technology and/or public interest. They should also be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom, based on their experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to responsibly perform all director duties. Each director will seek to represent the diverse interests of all stockholders.

Identifying and Evaluating Nominees for Directors

Our Nominating and Governance Committee uses a variety of methods for identifying and evaluating nominees for director. The Nominating and Governance Committee assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Governance Committee through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Governance Committee, and may be considered at any point during the year. As described above, the Nominating and Governance Committee also considers properly submitted stockholder nominations for candidates for the Board. Following verification of the stockholder status of persons proposing candidates, recommendations are aggregated and considered by the Nominating and Governance Committee at a regularly scheduled meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the Nominating and Governance Committee. The Nominating and Governance Committee also reviews materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder. In evaluating such nominations, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board. While we do not have a formal diversity policy, the Board believes it is important for the Board to have diversity of knowledge base, professional experience and skills, and the Board and Nominating and Governance Committee takes these qualities into account when considering director nominees.

Executive Sessions

Executive sessions of independent directors, without management present, are held at least three times a year. The sessions may be scheduled or held on an impromptu basis, and are chaired by the Lead Independent Director or in the absence of the Lead Independent Director the Chairman of the Nominating and Governance Committee or another independent director. Any independent director can request that an additional executive session be initiated or scheduled.

Communications with the Board

Individuals may communicate with the Board, including the non-employee directors, by submitting an e-mail to Cohu’s Board at corp@cohu.com or by sending a letter to the Cohu Board of Directors, c/o Corporate Secretary, Cohu, Inc., 12367 Crosthwaite Circle, Poway, California 92064-6817.

Compensation of Directors

Cash Compensation

Directors who are employees of Cohu do not receive any additional compensation for their services as directors. During fiscal 2011, non-employee directors received an annual retainer, and Board committee Chairs and members received annual fees, all paid quarterly, as set forth below.

Annual Retainer:
Chairman of the Board (non-employee)	$60,000
Other Directors	$40,000
Lead Independent Director	$10,000

Annual Fees for Committee Chairs:
Audit Committee	$16,000
Compensation Committee	$10,000
Nominating and Governance Committee	$8,000

Annual Fees for Other Committee Members:
Audit Committee	$8,000
Compensation Committee	$5,000
Nominating and Governance Committee	$4,000

In addition to the retainers and fees noted above, non-employee directors are reimbursed for out-of-town travel and other reasonable out-of-pocket expenses related to attendance at Board and committee meetings.

Under the terms and conditions of the 2005 Plan members of the Board may make an annual irrevocable election to defer receipt of all or a portion of their cash-based non-employee director fees (including, as applicable, any annual retainer fee, committee fee and any other compensation payable with respect to their service as a member of the Board). In the event that a director makes such an election, the Company will grant deferred stock units in lieu of cash, with an initial value equal to the deferred cash, which will be settled at a future date through the issuance of Cohu common stock.

Equity Compensation

Non-employee directors participate in the 2005 Plan that provides for grants of non-qualified stock options or other forms of equity compensation to non-employee directors, as authorized by the Board. Cohu’s stock ownership guidelines provide that independent directors should accumulate over time a minimum of 10,000 shares of Cohu stock.

On March 21, 2012, the Compensation Committee, after examination of market data, including an analysis prepared by the compensation consulting firm Compensia, recommended and the Board approved the following equity compensation for non-employee directors:

Initial appointment to the Board:
10,000 Stock Options
3,300 Restricted Stock Units (RSUs)

Annual grants:
7,500 Restricted Stock Units (RSUs)

Each RSU represents a contingent right to receive one share of Cohu Common Stock upon vesting. The exercise price for all options granted to non-employee directors is 100% of the fair market value of the shares on the grant date. Assuming continued service on the Board, the stock options and RSUs granted to non-employee directors upon their initial appointment to the Board will vest and become exercisable or shares are issued, as the case may be, in three equal annual installments beginning one year after the date of grant. The annual option and RSU awards vest and become exercisable or shares are issued, as applicable, upon the one-year anniversary of the award. Exercisability of some or all options or RSUs may be accelerated upon a change in control, as defined in the 2005 Plan. The options expire no later than ten years after the date of grant.

On May 11, 2011, stock options to purchase 5,000 shares of Cohu Common Stock and 5,000 RSUs were awarded to each of Messrs. Bilodeau, Casari, Ciardella and Harrigian. The stock options vest and become exercisable one-year after the grant date, have an exercise price of $14.14 per share, the fair market value of Cohu Common Stock on the date of grant, and expire ten years from the grant date. Cohu will issue to each recipient, assuming continued service as a director, shares of Cohu Common Stock over the RSU vesting period. On December 8, 2011, stock options to purchase 10,000 shares of Cohu Common Stock and 3,300 RSUs were awarded to Mr. Bendush upon his election to the Board. The stock options vest and become exercisable over three years after the grant date, have an exercise price of $10.54 per share, the fair market value of Cohu Common Stock on the date of grant, and expire ten years from the grant date. Cohu will issue to each recipient, assuming continued service as a director, shares of Cohu Common Stock over the RSU vesting period.

Medical Benefits

Cohu directors who are retired officers of Cohu and certain other retired Cohu officers and their spouses receive medical benefits consisting of reimbursement of health insurance premiums and other medical costs not covered by insurance. These benefits are not offered to other retired Cohu employees.

2011 DIRECTOR COMPENSATION

The following table provides information on compensation for Cohu’s non-employee directors for fiscal 2011.

	Fees Earned or Paid in Cash				Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)
Name	Paid in Cash ($)	Deferred in Form of Stock Units ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)			All Other Compensation ($)	Total ($)
William E. Bendush	3,333	—	32,505	38,697	—	—	—	74,535
Steven J. Bilodeau	—	57,000	69,500	27,170	—	—	—	153,670
Harry L. Casari	62,000	—	69,500	27,170	—	—	—	158,670
Robert L. Ciardella	71,000	—	69,500	27,170	—	—	—	167,670
Harold Harrigian	65,000	—	69,500	27,170	—	—	—	161,670

(1)	The amounts in this column represent the dollar amount of retainers and fees deferred under the 2005 Plan, at the election of the Director, of 0%, 50% or 100% of such Director’s annual retainers and fees. The deferred amount is credited in the form of deferred stock unit (“DSU”) awards and ultimately payable in shares of Cohu common stock, if the Director ceases to be a Director for any reason, or upon the occurrence of a change in control of Cohu. As of December 31, 2011, Messrs. Bilodeau and Ciardella had 8,981 and 2,504 DSUs, respectively.
(2)	Amounts shown do not reflect compensation actually received by the directors. Instead, the amounts shown above are the grant date fair value for stock awards issued in the form of RSUs granted in fiscal 2011. The assumptions used to calculate the grant date fair value of the stock awards are set forth in Note 5, “Employee Benefit Plans,” included in Part IV, Item 15(a) of Cohu’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC. The derived grant fair value for the stock award is recognized, for financial statement purposes, over the number of days of service required for the award to vest in full. As of December 31, 2011, Messrs. Casari, Ciardella and Harrigian each had 5,000 RSUs outstanding, Messrs. Bendush and Bilodeau had 3,300 and 6,100 RSUs outstanding, respectively.
(3)	Amounts shown do not reflect compensation actually received by the directors. Instead, the amounts shown above are the grant date fair value for stock awards issued in the form of option awards granted in fiscal 2011 The assumptions used to calculate the grant date fair value of the option awards are set forth in Note 5, “Employee Benefit Plans,” included in Part IV, Item 15(a) of Cohu’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC. The derived grant fair value for the stock options is recognized, for financial statement purposes, over the number of days of service required for the option to vest in full. As of December 31, 2011, Messrs. Bendush, Bilodeau, Casari, Ciardella and Harrigian had options to purchase 10,000, 20,000, 50,000, 60,000, and 50,000 shares of Cohu Common Stock outstanding, respectively.

CORPORATE GOVERNANCE

Cohu has adopted Corporate Governance Guidelines (the “Guidelines”) that outline, among other matters, the role and functions of the Board, the responsibilities of various Board committees, selection of new directors and director independence. The Guidelines are available, along with other important corporate governance materials, on our website at www.cohu.com/investors/corporategovernance. As the operation of the Board is a dynamic process, the Board regularly reviews new or changing legal and regulatory requirements, evolving best practices and other developments, and the Board may modify the Guidelines, as appropriate, from time to time.

CODE OF BUSINESS CONDUCT AND ETHICS

Cohu has adopted a Code of Business Conduct and Ethics (the “Code”). The Code applies to all of Cohu’s directors and employees including its principal executive officer, principal financial officer and principal accounting officer. The Code, among other things, is designed to promote:

1.	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

2.	Full, fair, accurate, timely and understandable disclosure in reports and documents that Cohu files with, or submits to, the SEC and in other public communications made by Cohu;

3.	Compliance with applicable governmental laws, rules and regulations;

4.	The prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

5.	Accountability for adherence to the Code.

The Code is available at www.cohu.com/investors/corporategovernance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of Cohu’s Common Stock as of February 10, 2012 by (i) each stockholder who has reported or is known by Cohu to have beneficial ownership of more than 5% of our common stock; (ii) each director of Cohu; (iii) each named executive officer included in the “2011 Summary Compensation Table”; and (iv) all directors and executive officers as a group.

Name and address of beneficial owner	Beneficially owned common stock		Common stock equivalents (1)	Total	Percent of class (2)

Franklin Resources, Inc. (3)	2,871,105		—	2,871,105	11.79%
One Franklin Parkway, San Mateo, CA 94403

DePrince, Race & Zollo, Inc. (4)	2,674,639		—	2,674,639	10.98%
250 Park Ave South, Winter Park, FL 32789

Dimensional Fund Advisors LP (5)	1,931,745		—	1,931,745	7.93%
6300 Bee Cave Road, Austin, TX 78746

BlackRock, Inc. (6)	1,846,712		—	1,846,712	7.58%
40 East 52nd Street, New York, NY 10022

T. Rowe Price Associates, Inc. (7)	1,500,860		—	1,500,860	6.16%
100 E. Pratt Street, Baltimore, MD 21202

Paradigm Capital Management, Inc. (8)	1,380,220		—	1,380,220	5.67%
Nine Elk Street, Albany, NY 12207

Nick Cedrone (9)	1,286,138		—	1,286,138	5.28%
10 Hawthorne Road, Wellesley, MA 02481

William E. Bendush	—		—	—	*
Steven J. Bilodeau	16,220	(10)	11,667	27,887	*
Harry L. Casari	14,600		45,000	59,600	*
Robert L. Ciardella	15,516	(11)	55,000	70,516	*
James A. Donahue	119,356		533,188	652,544	2.62%
Harold Harrigian	25,608		45,000	70,608	*
Jeffrey D. Jones	7,225		65,938	73,163	*
James G. McFarlane	25,849		114,313	140,162	*
Luis A. Müller	5,848		51,626	57,474	*
Shay Torton	—		—	—	*
All directors and executive officers as a group (10 persons)	230,222		921,732	1,151,954	4.56%

*	Less than 1%
(1)	Shares issuable upon exercise of stock options held by directors and executive officers that were exercisable on or within 60 days of February 10, 2012.
(2)	Computed on the basis of 24,355,295 shares of Cohu Common Stock outstanding as of February 10, 2012, plus, with respect to each person holding options to purchase Cohu Common Stock exercisable within 60 days of February 10, 2012, the number of shares of Cohu Common Stock issuable upon exercise thereof.
(3)	According to Schedule 13G filed with the SEC on February 7, 2012, Franklin Resources, Inc. reported that Franklin Advisory Services, LLC had sole voting and dispositive power with respect to 2,770,605 and 2,871,105 shares, respectively, and no shared voting or dispositive power with respect to these shares.
(4)	According to Schedule 13G filed with the Securities SEC on February 15, 2012, DePrince, Race & Zollo, Inc. reported that it had sole voting and dispositive power with respect to 2,674,639 shares and no shared voting or dispositive power with respect to these shares.
(5)	According to Schedule 13G filed with the SEC on February 14, 2012, Dimensional Fund Advisors LP reported that it had sole voting and dispositive power with respect to 1,882,004 and 1,931,745 shares, respectively, and no shared voting or dispositive power with respect to these shares.
(6)	According to Schedule 13G filed with the SEC on February 13, 2012, BlackRock, Inc. reported that its affiliated companies collectively had sole voting and dispositive power with respect to 1,846,712 shares and no shared voting or dispositive power with respect to these shares.
(7)

According to Schedule 13G filed with the SEC on February 9, 2012, T. Rowe Price Associates, Inc. reported that its affiliated companies collectively had sole voting and dispositive power with respect to 1,493,060 and 1,500,860 shares, respectively, and no shared voting or dispositive power with respect to these shares.
(8)	According to Schedule 13G filed with the SEC on February 13, 2012, Paradigm Capital Management, Inc. reported that it had sole voting and dispositive power with respect to 1,380,220 shares and no shared voting or dispositive power with respect to these shares.
(9)	According to Schedule 13G filed with the Securities SEC on January 20, 2012.
(10)	Includes 9,020 deferred stock unit awards issued pursuant to the 2005 Plan.
(11)	Includes 2,516 deferred stock unit awards issued pursuant to the 2005 Plan.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) except to the extent that Cohu specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

Composition

The Audit Committee of the Board of Directors is composed of five independent directors, as defined in the NASDAQ listing standards, and operates under a written charter adopted by the Board of Directors. The current members of the Audit Committee are William E. Bendush (Chairman), Steven J. Bilodeau, Harry L. Casari, Robert L. Ciardella and Harold Harrigian.

Responsibilities

The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of Cohu’s financial statements, Cohu’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and risk assessment and risk management. The Audit Committee manages Cohu’s relationship with its independent registered public accounting firm (who report directly to the Audit Committee). The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receive appropriate funding, as determined by the Audit Committee, from Cohu for such advice and assistance.

Cohu’s management has primary responsibility for preparing Cohu’s financial statements and Cohu’s financial reporting process. Cohu’s independent registered public accounting firm, Ernst & Young LLP, is responsible for expressing an opinion on (i) the conformity of Cohu’s audited financial statements with accounting principles generally accepted in the United States, and (ii) the effectiveness of Cohu’s internal control over financial reporting.

Review with Management and Independent Registered Public Accounting Firm

In this context, the Audit Committee has reviewed and discussed the audited consolidated financial statements contained in Cohu’s Annual Report on Form 10-K for the year ended December 31, 2011 and Cohu’s effectiveness of internal control over financial reporting, together and separately, with management and the independent registered public accounting firm. The Audit Committee also discussed with Ernst & Young LLP matters required to be discussed pursuant to standards of the Public Company Accounting Oversight Board.

Ernst & Young LLP also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Audit Committee concerning independence. The Audit Committee discussed with Ernst & Young LLP any relationships that may impact their objectivity and independence, and satisfied itself as to Ernst & Young’s independence.

Summary

Based upon the Audit Committee’s discussions with management and Ernst & Young LLP and the Audit Committee’s review of the representations of management, and the reports of Ernst & Young LLP to the Audit Committee, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited consolidated financial statements be included in Cohu’s Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the Securities and Exchange Commission.

The Audit Committee appointed Ernst & Young LLP as Cohu’s independent registered public accounting firm for fiscal 2012 and recommends to stockholders that they ratify the appointment of Ernst & Young LLP as Cohu’s independent registered public accounting firm for fiscal 2012.

This report is submitted by the Audit Committee.

William E. Bendush (Chairman)        Steven J. Bilodeau        Harry L. Casari        Robert L. Ciardella        Harold Harrigian

PRINCIPAL ACCOUNTING FEES AND SERVICES

The following table shows the fees billed to Cohu for the audit and other services provided by Ernst & Young LLP for the years ended December 31, 2011 and December 25, 2010.

(in thousands)	2011	2010
Audit Fees (1)	$879	$849
Audit-Related Fees (2)	—	—
Tax Fees:
Tax Compliance (3)	20	14
Tax Planning and Advice	27	6

	47	20
All Other Fees	—	—

Total	$926	$869

The Audit Committee has established pre-approval policies and procedures concerning the engagement of Cohu’s independent registered public accounting firm to perform any services. These policies require that all services rendered by Cohu’s independent registered public accounting firm be pre-approved by the Audit Committee within specified, budgeted fee amounts. In addition to the approval of all audit fees in 2011 and 2010, 100% of the non-audit fees were pre-approved by the Audit Committee.

The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by Cohu’s independent registered public accounting firm with associated fees up to a maximum of $10,000 for any one such service, provided that the Chair shall report any decisions to pre-approve such audit-related or non-audit services and fees to the full Audit Committee at its next regular meeting.

(1)	Audit fees represent fees for professional services provided in connection with the audit of Cohu’s financial statements and review of Cohu’s quarterly financial statements and audit services provided in connection with other statutory or regulatory filings. In addition, audit fees include those fees related to Ernst & Young LLP’s audit of the effectiveness of Cohu’s internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.
(2)	Audit-related fees include accounting consultation services related to business acquisitions and divestitures and other attestation services. No fees for such services were billed for 2011 or 2010.
(3)	Tax compliance fees consisted primarily of assistance with (i) review or preparation of Cohu’s federal, state and foreign tax returns and (ii) tax return examinations.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

Executive Summary and Compensation Philosophy

Cohu’s 2011 operating plan reflected improved sales and slightly lower non-GAAP operating income than in 2010 and these financial metrics combined with certain management objectives formed the basis for determining incentive bonuses in 2011. Global macro-economic weakness and uncertainty during the second half of 2011 slowed the worldwide demand for semiconductors and semiconductor equipment. As a result, Cohu’s sales decreased 4% to $309.0 million, compared to $322.7 million in 2010 and operating income in 2011 was $17.3 million compared to $29.7 million in 2010. We generally fell short of our plan sales and operating income and achieved some, but not all, of the management objectives and, as a result, the incentive bonuses earned by our named executive officers were generally lower in 2011 than in 2010.

We continued to operate the business prudently to achieve optimal financial results under challenging conditions in the global economy and semiconductor equipment industry. We also managed our equity compensation program conservatively, with a “burn” rate (burn rate is the number of equity awards granted as a percentage of our total outstanding shares) over the last three fiscal years that is below the mean for our peer group.

This Compensation Discussion and Analysis (“CD&A”) describes the principles of our executive compensation program, how we applied those principles in compensating our most senior officers for fiscal year 2011, and how we use our compensation program to drive performance. This CD&A discusses how we set the challenging performance goals that apply to annual incentive bonuses. We believe that our actions in fiscal 2011 and in prior years show that we have closely linked pay to performance.

Cohu’s compensation program is intended to meet three principal objectives: (1) attract, reward and retain officers and other key employees; (2) motivate these individuals to achieve short-term and long-term corporate goals that enhance stockholder value; and (3) support Cohu’s core values and culture by promoting internal equity and external competitiveness. To meet these objectives, Cohu has adopted the following overriding policies:

•	Pay compensation that is competitive with the practices of other leading high technology companies; and

•	Pay for performance by:

•	setting challenging performance goals for our officers, and providing a short-term incentive through an incentive compensation plan that is based upon achievement of these goals; and

•

providing long-term, significant incentives in the form of restricted stock units (“RSUs”) and/or stock options in order to retain those individuals with the leadership abilities necessary for increasing long-term stockholder value while, aligning the interests of our officers with those of our stockholders.

The above policies guide the Compensation Committee (the “Committee”) in assessing the proper allocation between long-term compensation, current cash compensation and short-term incentive compensation. Other considerations include Cohu’s business objectives, its fiduciary and corporate responsibilities (including internal equity considerations and affordability), competitive practices and trends and regulatory requirements.

In determining the particular elements of compensation that will be used to implement Cohu’s overall compensation policies, the Committee takes into consideration a number of factors related to Cohu’s performance, such as Cohu’s earnings per share, profitability, revenue growth and business-unit-specific operational and financial performance, strategic initiatives as well as competitive practices among our peer group.

Cohu’s executive compensation program is overseen and administered by the Committee, which is comprised entirely of independent directors, as determined in accordance with applicable NASDAQ, SEC and Internal Revenue Code (the “Code”) rules.

Throughout this CD&A, the individuals who served as Chief Executive Officer and Chief Financial Officer during fiscal 2011, as well as the other individuals who are included in the “2011 Summary Compensation Table” below are referred to as the “named executive officers”.

Role of Compensation Consultant in Advising the Committee

The Committee has the authority to engage its own independent advisors to assist in carrying out its responsibilities and has done so. Compensia, an independent compensation consulting firm, has advised the Committee on various aspects of executive and director compensation, including base salaries and annual and long-term incentives. In the third quarter of 2011, the Committee requested that Compensia prepare an assessment of Cohu’s executive management and Board compensation levels and policies as compared to similarly sized technology companies for consideration in determining compensation. In the fourth quarter, the Committee expanded the scope of Compensia’s assessment to provide the Committee with a detailed analysis regarding the use of performance-based equity. Total fees and expenses paid to Compensia in 2011 were $36,742.

Compensia reports to the Committee rather than to management, although they met with management for purposes of gathering information on proposals that management made to the Committee. The Committee is free to replace Compensia or hire additional consultants at any time. Compensia does not provide any other services to Cohu and receives compensation only with respect to the services provided to the Committee.

Role of Management in Setting Compensation

The Committee, on occasion, meets with Cohu’s President and Chief Executive Officer, Mr. Donahue, and/or other of Cohu’s executives to obtain information and recommendations with respect to Company compensation programs, practices and packages for executives, other employees and directors. Management makes recommendations to the Committee on the base salary, cash incentive targets and equity compensation for the executive team and other employees. The Committee considers, but is not bound by and does not always accept, management’s recommendations with respect to executive compensation. The Committee has changed several of management’s compensation proposals in recent years and periodically seeks input from its independent compensation consultant prior to making any final determinations.

Mr. Donahue attends some of the Committee’s meetings, but the Committee also holds regular executive sessions not attended by any members of management or non-independent directors. The Committee discusses Mr. Donahue’s compensation package with him, but makes decisions with respect to Mr. Donahue’s compensation without him present. The Committee has the ultimate authority to make decisions with respect to the compensation of our named executive officers, but may, if it chooses, delegate any of its responsibilities to subcommittees. The Committee has authorized Mr. Donahue to make salary adjustments and short-term cash incentive (bonus) decisions for all employees other than the named executive officers. The Committee has not delegated any of its authority with respect to the compensation of named executive officers.

Elements of Compensation

There are six major elements that comprise Cohu’s compensation program: (i) base salary; (ii) annual incentive opportunities, including bonuses; (iii) long-term incentives, such as equity awards; (iv) deferred compensation benefits; (v) retirement benefits provided under a 401(k) plan; and (vi) executive perquisites and other benefit programs generally available to all employees. Cohu has selected these elements because each is considered useful and/or necessary to meet one or more of the principal objectives of our compensation policy. For instance, base salary and bonus target percentages are set with the goal of attracting employees and adequately compensating and rewarding them on a day-to-day basis for the time spent and the services they perform, while our equity programs are geared toward providing an incentive and reward for the achievement of long-term business objectives and retaining key talent. Cohu believes that these elements of compensation, when combined, are effective, and will continue to be effective, in achieving the objectives of our compensation program.

The Committee reviews the compensation program on an annual basis, including each of the above elements, other than deferred compensation and retirement benefits, which are reviewed from time to time to ensure that benefit levels remain competitive but are not included in the annual determination of an executive’s compensation package. In setting compensation levels for a particular executive, the Committee takes into consideration the compensation package as a whole, and each element individually, and the executive’s past and expected future contributions to our business. With the exception of Mr. Donahue and Mr. Jones, Cohu’s Vice President, Finance and Chief Financial Officer, Cohu does not have an employment or severance agreement with its named executive officers. Messrs. Donahue’s and Jones’ agreements are discussed below under the section entitled “Potential Payments Upon Termination Or Change In Control.”

Base Salary and Annual Incentive Opportunities

Cohu makes base salaries and incentive bonuses a significant portion of the executive compensation package in order to remain competitive in attracting and retaining executive talent. Annual incentive bonus objectives are structured in order to motivate the achievement of our business goals. The Committee determines each officer’s target total annual cash compensation (salary and bonuses) after reviewing comparable compensation information from a group of similarly sized technology companies. This “peer group” is selected based on recommendations from our independent compensation consultant with input from management and the Committee and includes a broad range of companies in the high technology industry with whom Cohu may compete for executive talent.

The peer group used in the last comparable compensation analysis that was prepared in September 2011 by Compensia consisted of the following companies:

Advanced Energy Industries	LTX - Credence
Amtech	Mattson Technology
ATMI	Nanometrics
Axcelis Technologies	Photronics
Brooks Automation	Rudolph Technologies
Cabot Microelectronics	Tessera Technologies
Cymer	Ultra Clean Holdings
Electro Scientific Industries	Ultratech
FormFactor	Verigy
Kulicke & Soffa

Data on the compensation practices of the above-mentioned peer group is generally gathered through searches of publicly available information, including publicly available databases. Peer group data is gathered with respect to base salary, bonus targets and all equity awards (including stock options, restricted stock and RSUs and long-term, cash-based awards). It does not include deferred compensation benefits or generally available benefits, such as 401(k) plans or health care coverage.

Cohu’s goal is to target base pay and total cash compensation near the median level (that is, generally at or near the 50th percentile) among its peer group. However, in determining base salary, the Committee also considers other factors such as job performance, skill set, prior experience, the executive’s time in his position and/or with Cohu, internal consistency regarding pay levels for similar positions or skill levels within the Company, external pressures to attract and retain talent, and market conditions generally. Base pay and target cash compensation are analyzed by management to determine variances to our compensation targets using the combination of publicly available information and survey data as described above. Mr. Donahue uses the market data in making his recommendations to the Committee for the named executive officers.

In January 2011 the Committee, based on the recommendation of Mr. Donahue and a review of market salary data, approved an increase in Mr. Müller’s base salary from $215,000 to $310,000 in recognition of his promotion to President, Cohu Semiconductor Equipment Group. In December 2011 Mr. Müller’s salary was temporarily reduced to $302,245 in support of Rasco GmbH’s related cost control initiatives. Additionally, Mr. Donahue recommended, and the Committee approved, base salary increases for Mr. Jones from $225,000 to $240,000 and Mr. McFarlane from $218,000 to $230,000.

Effective January 31, 2012, the annual base salaries of the named executive officers are as follows:

Named Executive Officer	2011 Salary	2012 Salary
James A. Donahue	$505,003	$505,003
Jeffrey D. Jones	$240,011	$240,011
James G. McFarlane	$230,006	$230,006
Luis A. Müller	$310,000	$302,245
Shay Torton	$275,000	$275,000

Payment of bonus amounts, and therefore total cash compensation, depends on the achievement of specified performance goals. Typically, achievement of the targeted goals would result in total cash compensation at or near the targeted 50th percentile of Cohu’s peer group, which the Committee believes is an appropriate range to enable Cohu to attract and retain key personnel and to motivate our executives to meet Cohu’s business goals. As a result, the bonuses are targeted at a level that if achieved, and when combined with base salary, would typically result in total cash compensation to the executive at or near the 50th percentile of Cohu’s peer companies. For fiscal 2011, Mr. Donahue made recommendations to the Committee with respect to target bonus amounts, expressed as a percentage of base salary, for each of the named executive officers. The recommended target bonus amounts were approved by the Committee as proposed.

Role of Advisory Vote on Compensation of our Named Executive Officers

We provide our stockholders with the opportunity to cast an annual advisory vote to approve the compensation of our Named Executive Officers. At our annual meeting of stockholders held in May 2011, a substantial majority (95.1%) of the votes cast on the proposal at that meeting voted in favor of the proposal. The Committee believes this affirms stockholders’ support of Cohu’s approach to executive compensation, and the Committee did not implement changes as a direct result of the vote. The Committee will continue to consider the outcome of the annual advisory vote to approve compensation when making future compensation decisions for the Named Executive Officers.

Executive Incentive Bonus Plan

Cohu maintains an annual incentive bonus program for senior executives to encourage and award achievement of Cohu’s business goals and to assist Cohu in attracting and retaining executives by offering an opportunity to earn a competitive level of compensation. Based on these and the objectives described above, the Committee developed and approved specific performance targets for use during fiscal 2011 under our stockholder-approved 2005 Plan, in which certain of our named executive officers listed in the 2011 Summary Compensation Table participated during fiscal 2011. The 2005 Plan covers both cash and equity related compensation paid to officers and directors.

Incentive bonuses are paid under the 2005 Plan only if the performance goals established by the Committee for the fiscal year are achieved. The Committee establishes a bonus formula that is applied to the achieved performance. The bonus formula is based on the anticipated difficulty and relative importance of achieving the performance goals. Accordingly, the bonuses paid, if any, for any given fiscal year will vary depending on actual performance. To help achieve Cohu’s goal of retaining key talent, an executive must remain an employee for the entire fiscal 2011 year in order to be eligible for any bonus under the 2005 Plan that relates to fiscal 2011. To the extent necessary to comply with Section 162(m) of the Code, the Committee does not have discretion to increase bonuses under the 2005 Plan, but retains the discretion to decrease bonuses paid even if the performance goals are achieved.

Historically, bonuses have been payable in cash unless the executive has elected to defer all or part of the bonus into the Cohu, Inc. Deferred Compensation Plan.

The Committee can choose a range of performance measures as specified in the 2005 Plan. Bonuses paid under the 2005 Plan are designed to reward progress toward and achievement of the performance goals. For fiscal 2011, the Committee determined that it would be appropriate to choose different performance measures for different executives. For fiscal 2011, the Committee chose three primary measures each weighted at one-third (1/3): (1) sales; (2) non-GAAP operating income; and (3) certain other management objectives, which included, among other things, customer orders, business development, operating and financial performance and new products. Mr. Donahue’s fiscal 2011 performance measures were weighted at: 20% sales; 40% non-GAAP operating income; and 40% certain other management objectives. For Mr. Donahue and Mr. Jones, the sales and non-GAAP operating income target was based on Cohu’s consolidated results, and for the other named executive officers the sales and non-GAAP operating income target was for Cohu’s primary business, Delta Design, with the exception of Mr. Müller whose sales and non-GAAP operating income target was Cohu’s semiconductor equipment group, which is comprised of both Delta Design and Rasco GmbH.

In addition, to further motivate executives to help Cohu achieve its goals in light of anticipated business conditions, the Committee determined that for the 2/3 portion of the bonus related to sales and non-GAAP operating income, no amount would be paid under the 2005 Plan for fiscal 2011 unless such sales and non-GAAP operating income were at least 90% and 85% of fiscal 2011 plan targeted sales and non-GAAP operating income, respectively. To ensure that the bonuses serve the objective of increasing stockholder value and because the Committee wanted to pay maximum bonuses only upon achievement of aggressive targets, the Committee determined that the maximum bonus for any officer would be payable only if actual performance significantly exceeded our targeted operating results. The Committee intentionally set a high bar, which required very strong performance to earn a maximum bonus under the 2005 Plan. Accordingly, to further reward executives for achievement of Cohu’s overall goals, if the actual 2011 results exceeded the targeted sales and operating income amounts, the portion of the bonus related to these factors would increase up to a maximum factor of 50%.

The following table reflects the fiscal 2011 target bonus amount and the range of the potential bonus, as a percentage of base salary, for which each named executive officer was eligible under the executive incentive bonus plan for fiscal 2011:

Named Executive Officer	Target 2011 Bonus	Range of Potential Fiscal 2011 Bonus
James A. Donahue	100%	Zero to 130%
Jeffrey D. Jones	60%	Zero to 80%
James G. McFarlane	50%	Zero to 67%
Luis A. Müller	70%	Zero to 93%
Shay Torton	50%	Zero to 67%

Annual base salaries were used to compute the fiscal 2011 incentive bonus. The 2005 Plan provides that no performance bonus may exceed $1 million in any fiscal year. As noted above, we target total compensation generally at or near the 50th percentile of our peer group companies. As a result, the target bonuses are generally determined such that the combination of the bonus and base salary meet this targeted percentile.

The following table describes the applicable performance measures (including relative weightings) under the executive incentive bonus plan for fiscal 2011.

Named Executive Officer	Fiscal 2011 Performance Measures (and Relative Weightings)
James A. Donahue	(1)	Achieve Cohu sales and non-GAAP operating income objective (weighted at 60%);

	(2)	Achieve objectives relating to (a) Cohu, Inc. strategic plan, and (b) support achievement of objectives by management team (weighted at 40%).

Jeffrey D. Jones	(1)	Achieve Cohu sales and non-GAAP operating income objective (weighted at 2/3);

	(2)	Achieve objectives relating to (a) Cohu, Inc. strategic plan, and (b) tax optimization strategy (weighted at 1/3).

James G. McFarlane	(1)	Achieve Delta Design and Rasco sales and non-GAAP operating income objective (weighted at 2/3);

	(2)	Achieve objectives relating to (a) product gross margins, (b) manufacturing efficiency, and (c) product development objectives (weighted at 1/3).

Luis A. Müller	(1)	Achieve Delta Design and Rasco sales and non-GAAP operating income objective (weighted at 2/3);

	(2)	Achieve objectives relating to (a) product gross margins, (b) manufacturing efficiency, and (c) other operational objectives for Delta Design and Rasco (weighted at 1/3).

Shay Torton	(1)	Achieve Delta sales and non-GAAP operating income objective (weighted at 2/3);

	(2)	Achieve objectives relating to (a) product gross margins, (b) manufacturing efficiency, and (c) other operational objectives for Delta Design (weighted at 1/3).

The performance measures and their respective weightings for fiscal 2011 were chosen to reflect the named executive officer’s roles and responsibilities at Cohu. The Committee determined that goals for Cohu’s sales and operating income were appropriate for both Mr. Donahue and Mr. Jones because these measures and the other performance measures applicable to them reflect the company-wide scope of the positions held by them. The performance measures that applied to Messrs. McFarlane and Torton included strategic and financial objectives for the Delta Design business unit, and the performance measures that applied to Mr. Müller included strategic and financial objectives for Cohu’s semiconductor equipment group which consists of Delta Design and Rasco. The Committee determined that business unit-specific measures were more appropriate for these officers as they provided closer correlation between the executive’s performance and his reward as opposed to performance measures based on company-wide performance.

Likelihood of Achieving Targets. Cohu did not undertake a detailed statistical analysis of how difficult it would be for Cohu, Delta Design, Rasco and the named executive officers to achieve the relevant target levels of performance for each performance measure. However, both the Committee and management considered the likelihood of the achievement of target levels of performance when recommending and approving the performance measures and target bonuses. At the time the performance measures were set, the Committee believed that the goals would be challenging and difficult, but achievable with significant effort and skill. For fiscal 2011, it was expected that the target levels of performance would be particularly difficult to achieve because it would require delivery of growth in challenging market conditions, adroitly executing Cohu’s strategy, the development and acceptance by customers of new products, and successful entry into certain new markets in a highly competitive and volatile environment.

Following the end of fiscal 2011, the Committee compared Cohu’s actual performance to the targeted performance for the year as specified by the Committee in early fiscal 2011, and applied the fiscal 2011 bonus formula under the 2005 Plan to this actual performance. In fiscal 2011, Cohu, Delta Design and Rasco were slightly below their performance targets for sales. Cohu and Rasco were also below their non-GAAP operating income performance targets while Delta Design exceeded its targets. Certain of the management objectives specified by the Committee were met during fiscal 2011. Additionally, based on individual contributions during fiscal 2011 not reflected in the management objectives, the Committee approved a discretionary bonus in addition to amounts earned under the bonus formula described above of $50,000 for Mr. Donahue. Bonuses paid to our named executive officers under the 2005 Plan for fiscal 2011 were:

Named Executive Officer	Target Bonus	Bonus Earned	Percentage of Fiscal 2011 Salary	Percentage Below Target Bonus
Mr. Donahue	$505,000	$294,526	58%	42%
Mr. Jones	$144,000	$115,700	48%	20%
Mr. McFarlane	$115,000	$121,149	53%	—
Mr. Müller	$217,000	$202,618	68%	7%
Mr. Torton	$137,500	$58,923	53%	—

Mr. Torton’s bonus payment was prorated from his hire date of August 1, 2011.

Changes to Bonus Structure for Fiscal 2012 In March 2012, the Committee set the bonus formula and performance goals that will be used to determine bonuses, if any, under the 2005 Plan for fiscal 2012, which differ from the fiscal 2011 goals and formula. Whether any bonuses will be paid depends on actual performance during fiscal 2012 versus the predetermined goals. The target bonus for fiscal 2012, if all goals are met, was determined by the Committee for each individual. Mr. Donahue’s target bonus is 100% of base salary; Mr. Jones’ target bonus is 60% of base salary; Mr. Müller’s target bonus is 70% of base salary; all other named executive officer target bonuses are 50% of base salary.

Long-Term Incentive Compensation

Cohu provides long-term incentive compensation through awards of stock options and RSUs that generally vest over multiple years. Cohu’s equity compensation program is intended to align the interests of our officers with those of our stockholders by creating an incentive for our officers to maximize stockholder value over both the short and long run. The equity compensation program is also designed to encourage our officers to remain employed with Cohu despite a very competitive labor market. Cohu targets the value of its equity awards to be in the 50th percentile of the peer group mentioned above, based on the information gathered from publicly available sources.

Equity-based incentives are granted to our officers under Cohu’s stockholder-approved 2005 Plan. All stock option grants have a per share exercise price equal to the fair market value of Cohu’s Common Stock on the grant date. The Committee has not granted, nor does it intend in the future to grant, equity compensation awards to executives in anticipation of the release of material nonpublic information that is likely to result in changes to the price of Cohu Common Stock, such as a significant positive or negative earnings announcement. Similarly, the Committee has not timed, nor does it intend in the future to time, the release of material nonpublic information based on equity award grant dates. Also, because equity compensation awards typically vest over a four-year period, the value to recipients of any immediate increase in the price of Cohu’s Common Stock following a grant will be minimized.

Our Committee regularly monitors the environment in which Cohu operates and makes changes to our equity compensation program to help us meet our goals, including achieving long-term stockholder value. In order to continue to attract and retain highly skilled employees, the Committee, based in part on recommendations from Compensia, approved changes to Cohu’s equity compensation program for fiscal 2006 and subsequent years that were designed to incentivize Cohu’s employees for their hard work and commitment to the long-term success and growth of Cohu. Beginning in fiscal 2006, both stock options and RSUs were granted. In March 2012, based in part upon a review of Compensia’s 2011 report and recommendations, the Committee determined that it was in the shareholders’ interest to increase the performance basis of the executive long-term incentive program and approved the addition of performance-based restricted share units (PSUs) for issuance beginning in fiscal 2012.

Cohu grants stock options because they can be an effective tool for meeting Cohu’s compensation goal of increasing long-term stockholder value by tying the value of the stock options to Cohu’s performance in the future. Employees are able to profit from stock options only if the price of Cohu’s Common Stock increases in value over the stock option’s exercise price. Cohu believes that options can provide effective incentives to option holders to achieve increases in the value of Cohu’s Common Stock.

In 2006, Cohu began granting RSUs because they provide a more predictable value to employees than stock options, and therefore are efficient tools in retaining and motivating employees, while also serving as an incentive to increase the value of Cohu’s Common Stock. RSUs may also be efficient with respect to the use of our equity plan’s share reserve because fewer RSU shares are needed to provide a retention and incentive value similar to stock options. In granting options and RSUs, the Committee generally uses a ratio of one RSU (resulting in the potential issuance of one share of Cohu Common Stock) to stock options to purchase three shares of Cohu Common Stock.

PSU grants may be provided to named executive officers and certain other Cohu executives. The Committee believes that the combination of time-based and performance based stock units provides a balance between awards of high incentive value (in the form of PSUs which will only vest if corporate performance criteria and service requirements are met) and awards that provide high retention value (in the form of time-based RSUs with continued service requirements).

For purposes of determining the total number of options, RSUs and PSUs to be granted, the Committee considers several factors including the level of accounting expense charged against Cohu earnings compared to other companies in Cohu’s peer group; the market data collected regarding the equity grant ranges for Cohu’s peer group and Cohu’s goal to award grants in line with the 50th percentile of this group and; the officer’s overall responsibilities and performance. The 2005 Plan provides the Committee with the discretion to determine whether grants in a particular year will be options, RSUs, PSUs or a combination thereof.

On January 10, 2011 Mr. Müller, received a grant of 10,416 RSUs and 28,750 stock options with an exercise price of $15.85, the fair market value of Cohu common stock on the date of grant. These grants were in recognition of Mr. Müller’s promotion to the role of President, Cohu Semiconductor Equipment Group. On August 10, 2011, Mr. Torton received a grant of 15,000 RSUs and 45,000 stock options with an exercise price of $10.77, the fair market value of Cohu common stock on the date of grant. Mr. Torton’s grants were related to his beginning employment with Delta Design, Inc. Consistent with other employee equity awards, these stock options and RSUs vest at the rate of 25% per year.

No other equity grants were made to our named executive officers in fiscal 2011. On March 6, 2012 the Committee, based on a study prepared by Compensia and the recommendation of Mr. Donahue and in order to maintain Cohu’s outstanding equity awards for the named executive officers at the 50th percentile for their peer group, approved the granting of stock options, RSUs and PSUs to our named executive officers. The Committee determined the total dollar value of the equity grant and applied the ratio of 30% stock options, 40% RSUs and 30% PSUs to determine the actual number of units granted. The stock options to purchase shares of Cohu common stock have an exercise price of $10.58, the fair market value of Cohu common stock on the date of grant. Consistent with other employee equity awards, these stock options and RSUs vest at the rate of 25% per year. PSUs have a one year performance period after which the number of PSUs earned is determined. Once the number of earned PSUs are determined (if any) pursuant to the applicable performance vesting conditions, thereafter such number of earned PSUs vest at the rate of 33.3% per year from their award date until fully vested three (3) years thereafter. PSUs granted to the named executive officers on March 6, 2012 are earned according to the following performance criteria set by the Committee from the approved 2012 Operating Plan.

The March 6, 2012 grants to our named executive officers were as follows:

Named Executive Officer	Number of Options Granted	Number of Shares of Restricted Stock Units Granted	Number of Shares of Performance Stock Units Granted
Mr. Donahue	87,323	45,921	33,640
Mr. Jones	33,780	17,764	13,013
Mr. McFarlane	20,157	10,600	7,765
Mr. Müller	57,165	30,062	22,022
Mr. Torton	17,795	9,358	6,855

The equally weighted, independent performance metrics and earned award levels for fiscal 2012 are:

Performance to Sales Target	0 - <85%	85 - <100%	100-130%	130%+
PSU Award Level	none	85 - <100%	100-150%	150%
Performance to Non-GAAP Operating Income Target	0 - <50%	50 - <150%	150-200%	200%+
PSU Award Level	none	100%	100-150%	150%

The Committee periodically assesses the appropriateness of stock ownership guidelines for executive officers, including whether and to what extent executives should be restricted from selling stock acquired through equity compensation. Currently, Cohu’s stock ownership guidelines provide that, over a reasonable period of time, (i) the chief executive officer should accumulate a minimum of 40,000 shares of Cohu stock and (ii) all other executive officers 10,000 shares of Cohu stock. The Committee determines the reasonable amount of time and monitors compliance with these stock ownership guidelines.

Deferred Compensation Plan

Cohu maintains a non-qualified deferred compensation plan, the Cohu, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”). Under the Deferred Compensation Plan, Cohu’s executive officers or other employees designated by the Committee may elect to voluntarily defer up to 25% of their base salary and/or up to 100% of their incentive bonus, thereby allowing the participating employee to defer taxation on such amounts.

Cohu may match participant contributions to the Deferred Compensation Plan on up to 4% of the participant’s annual salary in excess of the specified annual compensation limit allowed under the Code for contributions under our 401(k) plan. The annual limit, which is indexed, was $245,000 for 2011. The Cohu matching contributions and any deemed investment earnings attributable to these contributions will be 100% vested when the participant has two years of service with Cohu. Prior to that time, such amounts are unvested. Participant contributions and deemed investment earnings are 100% vested at all times. Due to the continuing uncertainty regarding business conditions in the semiconductor equipment industry, Cohu did not match any participant contributions to the Deferred Compensation Plan made for fiscal 2011. For additional information on the Deferred Compensation Plan see “2011 Nonqualified Deferred Compensation” included below.

Retirement Benefits Under the 401(k) Plan, Executive Perquisites and Generally Available Benefits

The Cohu Employees’ Retirement Plan, a tax qualified 401(k) plan (the “401(k) Plan”), was implemented on January 1, 1978. The majority of Cohu’s employees, including the named executive officers, who are at least 21 years of age, are eligible to enroll in the 401(k) Plan. The participant may contribute a percentage of his or her annual compensation subject to maximum annual contribution limitations. Cohu may match participant contributions not to exceed specified annual limits. The amounts contributed by Cohu are vested 10% after one year of participation, another 20% after two years, another 20% after three years and an additional 50% after 4 years. In January 2009, Cohu suspended the employer matching contribution under the 401(k) Plan for all employees due to the continuing global recession and resulting deterioration of business conditions in the semiconductor equipment industry. The employer matching contribution was reinstated effective January 1, 2011 at the rate of 50% of the first 3% of employee pre-tax contributions to the plan. Generally, the maximum annual amount that any participant could contribute to the 401(k) Plan in 2011 was $16,500 and the maximum employer matching contribution based on the 2011 Code compensation limitation of $245,000 was $3,675.

In fiscal 2011, the named executive officers were eligible to receive health care insurance coverage and additional benefits that are generally available to other Cohu employees. These benefit programs include the employee stock purchase plan, medical, dental and vision insurance, long-term and short-term disability insurance, life and accidental death and dismemberment insurance, health and dependent care flexible spending accounts, business travel insurance, relocation/expatriate programs and services, educational assistance, employee assistance and certain other benefits.

Commencing in 1989, Cohu began paying certain health care related costs of Cohu’s executive officers and certain retired Board members, including insurance premiums and non-insurance covered costs, such as prescription copays and other health care costs. In fiscal 2011, Cohu paid for Mr. Donahue (i) the entire cost of his health care premiums and (ii) his out-of-pocket medical costs, such as prescription copays and other non-insurance covered health care costs. These medical benefits continue after retirement if certain length of service and age requirements are satisfied at the time of retirement. In fiscal 2011, Cohu also provided Messrs. Donahue, Jones, McFarlane and Müller with automobile expense allowances.

The 401(k) Plan and other generally available benefit programs allow Cohu to remain competitive for employee talent and Cohu believes that the availability of the benefit programs generally enhances employee productivity and loyalty to Cohu. The main objectives of Cohu’s benefits programs are to give our employees access to quality healthcare, financial protection from unforeseen events, assistance in achieving retirement financial goals, enhanced health and productivity and to provide support for global workforce mobility, in full compliance with applicable legal requirements. These generally available benefits typically do not specifically factor into decisions regarding an individual executive’s total compensation or equity award package.

On an informal, annual basis, Cohu benchmarks its overall benefits programs against its peers with data provided by Mercer, our health and welfare benefits broker of record and by Retirement Benefits Group our independent 401(k) consultants. We also evaluate the competitiveness of our 401(k) Plan as related to similar plans of our peer group members by analyzing the dollar value to an employee and the dollar cost to Cohu for the benefits under the applicable plan using a standard population of employees. We analyze changes to our benefits programs in light of the overall objectives of the program, including the effectiveness of the retention and incentive features of such programs and our targeted percentile range.

In 2011, Cohu provided certain benefits to Mr. McFarlane related to an extended overseas assignment. This assignment was made at the request of Cohu. These benefits, that are generally customary benefits provided to other employees on such assignments, included (i) housing, transportation, moving and other living expense allowances; and (ii) assistance in preparation of tax returns and tax equalization such that Mr. McFarlane will not pay any more (or less) income tax had he not accepted the assignment.

To induce Mr. Torton to join Cohu, he was provided relocation benefits under Cohu’s standard relocation program. These benefits included the movement of his household goods from Orange County, California to the San Diego, California area and reimbursement of certain expenses related to his relocation.

Compensation of Chief Executive Officer

During fiscal 2011, Mr. Donahue received a salary of $505,003. In setting Mr. Donahue’s salary and target bonus award, the Committee relies on market-competitive pay data and the strong belief that the Chief Executive Officer significantly and directly influences Cohu’s overall performance. The Committee also considers the overall compensation policies discussed above. As explained under “Executive Incentive Bonus Plan” above, applying the bonus formula put into place at the beginning of fiscal 2011 to Cohu’s actual performance for the year and with the additional $50,000 discretionary bonus approved by the Committee as described above resulted in a bonus to Mr. Donahue of $344,526.

Mr. Donahue’s compensation is higher than the compensation of other named executive officers due to the nature and broad scope of a chief executive officer’s leadership responsibilities, the unique accountability a chief executive officer carries with respect to the company’s performance, and the particularly competitive market for attracting and retaining highly talented chief executive officers.

Accounting and Tax Considerations

In designing its compensation programs, Cohu takes into consideration the accounting and tax effect that each element will or may have on Cohu and the executive officers and other employees as a group. Cohu aims to keep the expense related to its compensation programs as a whole within certain levels. When determining how to apportion between differing elements of compensation, the goal is to meet Cohu’s objectives while maintaining cost neutrality. For instance, if Cohu increases benefits under one program resulting in higher compensation expense, Cohu may seek to decrease costs under another program in order to avoid compensation expense that is above the desired level. As a further example, in determining whether to grant RSUs or PSUs instead of stock options, Cohu considers the accounting impact and has tried to keep the overall equity compensation cost generally the same as when Cohu granted only stock options. Cohu recognizes a charge to earnings for accounting purposes when either stock options, RSUs or PSUs are granted. Since RSUs and PSUs provide immediate value to employees once vested, while the value of stock options is dependent on future increases in the value of Cohu Common Stock, Cohu may be able to realize the same retention value from a smaller number of RSUs and PSUs, as compared to stock options. Cohu also considers that the 401(k) Plan and the Deferred Compensation Plan provide tax-advantaged retirement planning vehicles for our executives and takes into account that Cohu generally may not take a deduction with respect to amounts deferred under the Deferred Compensation Plan until such amounts are paid out.

In addition, Cohu has not provided any executive officer or director with a gross-up or other reimbursement for tax amounts the executive might pay pursuant to Section 280G or Section 409A of the Code. Section 280G and related Code sections provide that executive officers, directors who hold significant stockholder interests and certain other service providers could be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of Cohu that exceeds certain limits, and that Cohu or its successor could lose a deduction on the amounts subject to the additional tax.

In determining which elements of compensation are to be paid, and how they are weighted, Cohu also takes into account whether a particular form of compensation will be considered “performance-based” compensation for purposes of Section 162(m) of the Code. Under Section 162(m), Cohu generally receives a federal income tax deduction for compensation paid to any of its named executive officers only if the compensation is less than $1 million during any fiscal year or is “performance-based” under Section 162(m). The 2005 Plan permits our Committee to pay compensation that is “performance-based” and thus fully tax-deductible by Cohu. Our Committee currently intends to continue seeking a tax deduction for all of Cohu’s executive compensation, to the extent we determine it is in the best interests of Cohu. The stock options and PSUs we grant to executives are intended to qualify as performance-based compensation under Section 162(m). However, RSUs that vest based on continued employment including the RSUs granted by Cohu do not qualify as performance-based compensation under Section 162(m).

Compensation Committee Report

The Committee has reviewed and discussed with management the Compensation Discussion and Analysis for fiscal 2011. Based on such review and discussions, the Committee recommended to the Board, and the Board has approved, that the Compensation Discussion and Analysis be included in Cohu’s Proxy Statement for its 2012 Annual Meeting of Stockholders.

This report is submitted by the Committee.

Harry L. Casari (Chairman)        William E. Bendush        Steven J. Bilodeau

2011 SUMMARY COMPENSATION TABLE

The following table shows compensation information for fiscal 2011 for the named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6) (7) (8)	Total ($)

James A. Donahue Chairman, President and Chief Executive Officer	2011 2010 2009	505,003 505,003 405,941	50,000 — —	— 416,234 —	— 514,493 451,200	294,526 498,680 252,500	— — —	49,369 41,222 52,192	898,898 1,975,632 1,161,833

Jeffrey D. Jones Vice President, Finance and Chief Financial Officer	2011 2010 2009	240,011 225,014 202,942	— — —	— 112,350 —	— 128,963 117,500	115,700 133,310 72,500	— — —	9,266 6,272 6,275	364,977 605,909 399,217

James G. McFarlane Senior Vice President Delta Design	2011 2010 2009	230,006 218,504 197,083	— 30,000 —	— 101,654 —	— 115,388 105,750	121,149 75,389 68,600	— — —	131,514 118,455 109,384	482,669 659,390 480,817

Luis A. Müller (9) President, Cohu Semiconductor Equipment Group	2011	298,047	—	155,407	181,413	202,618	—	42,685	880,170

Shay Torton (10) Senior Vice President, Operations Delta Design	2011	111,058	—	147,750	175,050	58,823	—	19,295	511,976

(1)	Amounts included in this column represent discretionary cash bonuses not based on predetermined performance criteria.
(2)	Amounts shown do not reflect compensation actually received by the named executive officers. Instead, the amounts shown above are the grant date fair value for stock awards issued in the form of RSUs granted in fiscal 2011, 2010 and 2009. The assumptions used to calculate the grant date fair value of the stock awards are set forth in Note 5, “Employee Benefit Plans,” included in Part IV, Item 15(a) of Cohu’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC. The derived grant fair value for the stock award is recognized, for financial statement purposes, over the number of days of service required for the award to vest in full.
(3)	Amounts shown do not reflect compensation actually received by the named executive officers. Instead, the amounts shown above are the grant date fair value for stock awards issued in the form of option awards granted in fiscal 2011, 2010 and 2009. The assumptions used to calculate the grant date fair value of the option awards are set forth in Note 5, “Employee Benefit Plans,” included in Part IV, Item 15(a) of Cohu’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC. The derived grant fair value for the stock options is recognized, for financial statement purposes, over the number of days of service required for the option to vest in full.
(4)	Amounts consist of performance-based incentive cash bonuses received by the named executive officers earned for services rendered in fiscal 2011, 2010 and 2009. Such amounts were paid under the 2005 Plan in February of the following fiscal year.
(5)	There are no nonqualified deferred compensation earnings reflected in this column as no named executive officer received above-market or preferential earnings on such compensation during 2011, 2010 or 2009. For further information on 2011 activity in deferred compensation accounts for named executive officers see “2011 Nonqualified Deferred Compensation” included below.
(6)	The amounts shown in this column reflect the following for each named executive officer:

(a)	Cohu’s matching contributions in fiscal 2011 under the Cohu 401(k) Plan (which is more fully described elsewhere herein under the heading “Retirement Benefits Under the 401(k) Plan, Executive Perquisites and Generally Available Benefits”). There were no matching contributions in fiscal 2010 or 2009.
(b)	The value attributable to life insurance benefits provided by Cohu (such amount is taxable to the recipient).
(c)	Monthly automobile expense allowance paid by Cohu (such amount is taxable to the recipient).
(d)	Payment of medical insurance premiums and non-covered medical expenses for Mr. Donahue.

Except as noted above, the amount attributable to each such perquisite or benefit for each named executive officer does not exceed the greater of $25,000 or 10% of the total amount of perquisites and personal benefits received by such named executive officer.

(7)	In addition to the items noted in footnote (6) above, the amount in this column for Mr. McFarlane includes certain relocation benefits, including an estimated tax gross-up, for a foreign assignment. In fiscal 2011, these benefits included a living expense allowance of $45,000, $41,673 for a home rental and $30,000 for estimated tax equalization. In fiscal 2010, these benefits included a living expense allowance of $45,000, $33,266 for a home rental and $27,000 for estimated tax equalization. In fiscal 2009, these benefits included a living expense allowance of $45,000, $29,290 for a home rental and $26,000 for tax equalization.
(8)	In addition to the items noted in footnote (6) above, the amount in this column for Messer Müller and Torton includes certain relocation benefits totaling $25,525 and $18,967, respectively.
(9)	Mr. Müller became a named executive officer on January 10, 2011.
(10)	Mr. Torton was hired by Delta Design on August 1, 2011.

2011 GRANTS OF PLAN-BASED AWARDS

The following table shows all plan-based awards granted to the named executive officers during fiscal 2011, which ended on December 31, 2011. The option and stock awards identified in the table below are also reported in the “Outstanding Equity Awards at December 31, 2011” table included below.

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/sh) (5)	Grant Date Fair Value of Stock and Option Awards ($) (6)
Name	Grant Date	Thres- hold ($)	Target ($)	Maxi- mum ($)	Thres- hold ($)	Target ($)	Maxi- mum ($)

James
A. Donahue	N/A	—	—	—	—	—	—	—	—	—	—
	N/A	0	505,000	657,000	—	—	—	—	—	—	—

Jeffrey
D. Jones	N/A	—	—	—	—	—	—	—	—	—	—
	N/A	0	144,000	192,000	—	—	—	—	—	—	—

James
G. McFarlane	N/A	—	—	—	—	—	—	—	—	—	—
	N/A	0	115,000	153,000	—	—	—	—	—	—	—

Luis
A. Müller	1/10/2011	—	—	—	—	—	—	10,416	28,750	15.85	336,820
	N/A		217,000	289,000

Shay	8/10/2011	—	—	—	—	—	—	15,000	45,000	10.77	322,800
Torton	N/A	0	137,500	183,000	—	—	—	—	—	—	—

(1)	Amounts shown are estimated possible payouts for fiscal 2011 under the executive incentive bonus plan. These amounts are based on the individual’s fiscal 2011 base salary amounts, and position. The maximum amount shown is 133% of the target amount for each of the named executive officers. Actual bonuses received by the named executive officers for fiscal 2011 are reported in the Summary Compensation Table under the column entitled “Non-Equity Incentive Plan Compensation.”
(2)	The Company did not grant any equity awards where estimated future payouts are tied to performance in fiscal 2011.
(3)	The amounts reflect the number of RSUs awarded to each named executive officer under the 2005 Plan.
(4)	The amounts reflect the number of stock options awarded to each named executive officer under the 2005 Plan.
(5)	The exercise price of all stock options granted to the named executive officers is 100% of the fair market value of the shares on the grant date, which is the closing price of Cohu common stock on the date of grant.
(6)	The amounts shown above are the grant date fair value for stock options issued in fiscal 2011. The assumptions used to calculate the grant date fair value of the awards are set forth in Note 5, “Employee Benefit Plans,” included in Part IV, Item 15(a) of Cohu’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2011

The following table shows all outstanding equity awards held by each named executive officer at the end of fiscal 2011, which ended on December 31, 2011. The options with an expiration date of January 10, 2021 and August 10, 2021 are also reported in the “2011 Grants of Plan-Based Awards” table included elsewhere herein.

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) (1) Exercisable	Number of Securities Underlying Unexercised Options (#) (1) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)

James A. Donahue	70,000	—	—	18.20	1/23/2012	—	—	—	—
	70,000	—	—	14.27	1/28/2013	—	—	—	—
	70,000	—	—	17.50	4/19/2014	—	—	—	—
	110,000	—	—	16.89	1/6/2015	—	—	—	—
	62,750	—	—	16.40	8/17/2016	—	—	—	—
	52,750	—	—	15.50	12/4/2017	—	—	—	—
	96,000	96,000	—	7.32	3/20/2019	—	—	—	—
	23,688	71,062	—	13.77	10/26/2020	24,312	275,941	—	—

Jeffrey D. Jones	8,750	—	—	16.40	8/17/2016	—	—	—	—
	13,750	—	—	15.50	12/4/2017	—	—	—	—
	25,000	25,000	—	7.32	3/20/2019	—	—	—	—
	5,398	18,352	—	13.77	10/26/2020	6,562	74,479	—	—

James G. McFarlane	20,000	—	—	11.66	10/14/2012	—	—	—	—
	15,000	—	—	18.35	12/11/2013	—	—	—	—
	15,000	—	—	15.04	10/27/2014	—	—	—	—
	13,750	—	—	16.40	8/17/2016	—	—	—	—
	11,500	—	—	15.50	12/4/2017	—	—	—	—
	22,500	22,500	—	7.32	3/20/2019	—	—	—	—
	5,313	15,937	—	13.77	10/26/2020	5,937	67,385	—	—

Luis A. Müller	8,750	—	—	16.40	8/17/2016	—	—	—	—
	7,250	—	—	15.50	12/4/2017	—	—	—	—
	11,250	22,500	—	7.32	3/20/2019	—	—	—	—
	5,938	17,812	—	13.77	10/26/2020	6,562	74,479	—	—
	—	28,750	—	15.85	1/10/2021	10,416	118,222	—	—

Shay Torton	—	45,000	—	10.77	8/10/2021	15,000	170,250	—	—

(1)	All stock options listed above vest at a rate of 25% per year over the first four years of the ten-year option term.
(2)	The Company had not granted any performance-based equity incentive awards as of December 31, 2011.
(3)	Based on a closing price of Cohu’s Common Stock of $11.35 as reported on the NASDAQ Global Select Market on December 30, 2011. All RSUs vest and shares are issued in four equal annual installments beginning one year after the date of grant.

2011 OPTION EXERCISES AND STOCK VESTED

The following table shows all stock options exercised and the value realized upon exercise and all stock awards vested and the value realized upon vesting by the named executive officers during fiscal 2011 which ended on December 31, 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting ($) (2)	Value Realized on Vesting ($) (3)

James A. Donahue	—	—	12,709	140,083

Jeffrey D. Jones	—	—	3,542	38,965

James G. McFarlane	—	—	3,146	34,648

Luis A. Müller	—	—	3,000	33,361

Shay Torton	—	—	—	—

(1)	Based on the difference between the market price of Cohu’s common stock on the date of exercise and the exercise price, multiplied by the number of shares for which the option was exercised.
(2)	Number of shares acquired on vesting is before reduction for shares withheld to cover tax withholding. Cohu withheld the following number of shares for tax withholding: Mr. Donahue, 4,662 shares; Mr. Jones, 1,300 shares; Mr. McFarlane, 1,155 shares and Mr. Müller, 1,101 shares.
(3)	The value realized equals the number of units that vested multiplied by the per-share closing price of Cohu’s Common Stock on the vesting date. Amounts presented are gross amounts before required tax withholding.

2011 NONQUALIFIED DEFERRED COMPENSATION

The Deferred Compensation Plan, as summarized in the Compensation Discussion and Analysis above, permits eligible participants to defer compensation from salary and bonuses. The Deferred Compensation Plan limits the amount of participant deferrals to 25% of salary and 100% of bonuses. Cohu also makes matching contributions as summarized in the Compensation Discussion and Analysis.

Participant and employer contributions, distributions and deemed investment earnings and losses are accumulated in individual deferral investment accounts as established by the Deferred Compensation Plan. The deemed investment gains or losses credited to a participant’s account are based on investment elections made by the participant from prescribed mutual fund investment options. The table below shows the current investment options selected by participants in the Deferred Compensation plan and the annual rate of return for fiscal 2011, as reported by the administrator of the Deferred Compensation Plan.

Name of Fund	Rate of Return (%)
T. Rowe Price Large Cap Growth	(4.44)
Oppenheimer Capital Appreciation	(1.66)
Fidelity VIP Equity-Income	0.27
Met/Artisan Mid Cap Value	6.02
Morgan Stanley Mid Cap Growth	(7.31)
T. Rowe Price Small Cap Growth	1.06
MFS Research International	(11.06)

Participants may elect to receive payment of their deferral account in ten or fifteen annual installments upon retirement and in lump sum or five, ten or fifteen annual installments upon disability, death, termination or change in control, as defined in the Deferred Compensation Plan.

The following table shows certain information for fiscal 2011 for the named executive officers under the Deferred Compensation Plan.

Name	Executive Contributions In Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($) (1)	Aggregate Earnings in Last Fiscal Year ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($) (3)

James A. Donahue	—	—	(69,258)	—	1,615,726

Jeffrey D. Jones	—	—	—	—	—

James G. McFarlane	—	—	—	—	—

Luis A. Müller	—	—	—	—	—

Shay Torton	—	—	—	—	—

(1)	Neither Cohu nor any participant made any contributions in fiscal 2011.
(2)	Aggregate earnings reflect the net gains and losses on mutual fund investment options as provided for under the Cohu Deferred Compensation Plan. These amounts are not included in the 2011 Summary Compensation Table as such amounts are not deemed above-market or preferential earnings.
(3)	The aggregate balance is included in accrued compensation and benefits in the Cohu December 31, 2011 Consolidated Balance Sheet included in the 2011 Cohu Annual Report on Form 10-K.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information with respect to equity awards under Cohu’s equity compensation plans at December 31, 2011 (in thousands, except per share amounts):

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a) (1)	Weighted average exercise price of outstanding options, warrants and rights (b) (2)	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	3,411	$13.01	1,796	(3)
Equity compensation plans not approved by security holders	—	—	—

	3,411	$13.01	1,796

(1)	Includes options and RSUs outstanding under Cohu’s equity incentive plans, as no stock warrants or other rights were outstanding as of December 31, 2011.
(2)	The weighted average exercise price of outstanding options, warrants and rights does not take RSUs into account as RSUs have a de minimus purchase price.
(3)	Includes 637,354 shares of Cohu Common Stock reserved for future issuance under the Cohu 1997 Employee Stock Purchase Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the Compensation Committee’s members have, at any time, been an officer or employee of Cohu. During fiscal 2011, no member of the Compensation Committee had any relationship with Cohu requiring disclosure under Item 404 of Regulation S-K. None of Cohu’s executive officers serves, or in fiscal 2011 has served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on Cohu’s Board or Compensation Committee.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Cohu has entered into Change in Control Agreements with Mr. Donahue and Mr. Jones pursuant to which those executives would be entitled to a payment in the event of a termination of employment for specified reasons following a change in control of Cohu. For this purpose, a change in control of Cohu means the occurrence of any of the following, in one or a series of related transactions:

(i) Any one person, or more than one person acting as a group (“Person”) acquires ownership of the Company’s securities that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the Company’s then outstanding stock.

(ii) A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

(iii) The closing of any transaction involving a change in ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during any twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.

Notwithstanding the foregoing, the term “Change in Control” shall not include a consolidation, merger, or other reorganization if upon consummation of such transaction all of the outstanding voting stock of the Company is owned, directly or indirectly, by a holding company, and the holders of the Company’s common stock immediately prior to the transaction have substantially the same proportionate ownership and voting control of such holding company after such transaction.

A transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A of the Code, and the final regulations and any guidance promulgated thereunder (“Section 409A”).

Termination of employment for purposes of these agreements means a discharge of the executive within twenty-four (24) months of the change in control event, other than for specified causes including death, disability, wrongful acts, habitual intoxication, habitual neglect of duties or normal retirement. Termination also includes resignation following the occurrence of an adverse change in the executive’s position, duties, compensation or work conditions. The amount of the payment, excluding any payment for accrued and unused vacation pay that would be paid to any employee upon termination, is an amount equal to twenty-four (24) months of the executive’s base salary rate (as in effect immediately prior to (1) the Change in Control, or (2) executive’s termination, whichever is greater), an amount equal to two times the executive’s target annual incentive established for the year prior to the year of executive’s termination of employment, plus an amount equal to a pro-rated portion of the executive’s annual incentive for the year of the executive’s termination of employment. The executive would also be entitled to receive reimbursement of payments made for the continuation of the executive’s health coverage pursuant to COBRA, for a period of up to twenty-four (24) months. The payment of such severance benefits, including the reimbursement of payments for COBRA continuation coverage, is limited to that amount which would not result in an “Excess Parachute Payment” under Code Section 280G. The amounts payable under their Change in Control Agreements may change from year to year based on the executive’s compensation at the time of termination.

In addition, all outstanding and unvested awards relating to Cohu common stock as of the executive’s date of termination of employment (“Equity Awards”) will vest and be exercisable and remain subject to the terms and conditions of the applicable Equity Award and the post-termination exercise period for any outstanding stock options shall be extended so as to terminate on the first to occur of twelve (12) months or the stock option’s original term expiration.

Additionally, the 2005 Plan provides that in the event of a change in control, as defined in the 2005 Plan, should the acquiring corporation not assume or substitute for the outstanding equity awards of Cohu, the exercisability and vesting of all such equity awards will be accelerated, effective as of a date prior to the change in control.

Further, the Deferred Compensation Plan provides that payment of the participant’s account balance shall commence within thirty (30) days of a change in control, as defined in the Deferred Compensation Plan. The payment of the deferred compensation account balance would be in accordance with the payment method selected by the participant (i.e. lump sum, or five, ten or fifteen annual installments).

In the event of the occurrence of both a Change in Control and the subsequent termination of employment (as applicable) as of December 31, 2011 following a change in control, the amounts payable to certain executive officers would have been as follows:

Name	Total ($)	Severance ($) (1)	Annual Bonus ($) (1)	Medical Benefits ($) (2)	Stock Options ($) (3)	Restricted Stock Units ($) (4)

James A. Donahue	3,393,833	1,010,006	1,010,006	711,000	386,880	275,941

Jeffrey D. Jones	976,035	480,022	288,000	32,784	100,750	74,479

James G. McFarlane	158,060	—	—	—	90,675	67,385

Luis A. Müller	283,375				90,675	192,700

Shay Torton	196,350	—	—	—	26,100	170,250

(1)	Reflects the cash severance benefits payable in the event of a qualifying termination under the Change in Control Agreements for Messrs. Donahue and Jones. These amounts are based on the individual’s fiscal 2011 base salary.
(2)	Upon termination as of December 31, 2011, Messrs. Donahue and Jones would have been entitled to receive reimbursement for continued health care benefits pursuant to COBRA for a period of twenty-four (24) months. In addition, Mr. Donahue would have been entitled to receive medical benefits pursuant to the Cohu Retiree Medical Benefit Plan, with the net present value of such benefits for life included in the table above.
(3)	The 2005 Plan provides that in the event of a change in control, as defined in the 2005 Plan, should the acquiring corporation not assume or substitute for the outstanding equity awards of Cohu, the exercisability and vesting of all such equity awards will be accelerated, effective as of a date prior to the change in control. Amounts presented above for stock options represent the difference between the exercise price of the award and $11.35, the closing price of Cohu’s Common Stock on December 30, 2011 (intrinsic value) of unexercisable in-the-money awards, prior to the payment of associated taxes, held by Messrs. Donahue, Jones, McFarlane, Müller and Torton as of December 31, 2011.
(4)	The 2005 Plan provides that in the event of a change in control, as defined in the 2005 Plan, should the acquiring corporation not assume or substitute for the outstanding equity awards of Cohu, the exercisability and vesting of all such equity awards will be accelerated, effective as of a date prior to the change in control. Amounts presented above for RSUs have been calculated based on the total unvested RSUs and the closing price of Cohu’s Common Stock on December 30, 2011 of $11.35, prior to the payment of associated taxes, held by Messrs. Donahue, Jones, McFarlane, Müller and Torton as of December 31, 2011.

Other than as described above, there are no other benefits or payments that would be paid to the named executive officers upon resignation, severance, retirement, termination or a change in control.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, it is Cohu’s preference to avoid related party transactions.

Cohu’s Audit Committee Charter requires that members of the Audit Committee, all of whom are independent directors, review and approve all related party transactions for which such approval is required under applicable law, including SEC and NASDAQ rules. Current SEC rules define a related party transaction to include any transaction, arrangement or relationship in which Cohu is a participant and in which any of the following persons has or will have a direct or indirect interest:

•	an executive officer, director or director nominee of Cohu;

•	any person who is known to be the beneficial owner of more than 5% of Cohu’s Common Stock;

•

any person who is an immediate family member (as defined under Item 404 of Regulation S-K) of an executive officer, director or director nominee or beneficial owner of more than 5% of Cohu’s Common Stock;

•

any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person, together with any other of the foregoing persons, has a 5% or greater beneficial ownership interest.

In addition, the Audit Committee is responsible for reviewing and investigating any matters pertaining to the integrity of management, including conflicts of interest and adherence to Cohu’s Code of Business Conduct and Ethics. Under this Code, directors, officers and all other employees are expected to avoid any relationship, influence or activity that would cause or even appear to cause a conflict of interest. Cohu’s Corporate Governance Guidelines require a director to promptly disclose to the Board any potential or actual conflict of interest. Under these Guidelines, the Board will determine an appropriate resolution on a case-by-case basis. All directors must recuse themselves from any discussion or decision affecting their personal, business or professional interests.

All related party transactions will be disclosed in Cohu’s applicable filings with the SEC as required under SEC rules.

Cohu has entered into indemnification agreements with each of its directors and certain executive officers. These agreements require Cohu to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with Cohu.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that Cohu’s executive officers, directors and persons who own more than 10% of a registered class of Cohu’s equity securities, file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish Cohu with copies of all Section 16(a) forms they file.

Based solely upon its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for such persons, Cohu believes that during the year ended December 31, 2011 its executive officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them.

OTHER MATTERS

The Board of Directors is unaware of any other business to be presented for consideration at the Meeting. If, however, such other business should properly come before the Meeting, the proxies will be voted in accordance with the best judgment of the proxy holders. The shares represented by proxies received in time for the Meeting will be voted and if any choice has been specified the vote will be in accordance with such specification.

STOCKHOLDER PROPOSALS – 2013 ANNUAL MEETING

Stockholders are entitled to present proposals for action, including nominations for candidates for membership on Cohu’s Board of Directors, at a forthcoming stockholders’ meeting if they comply with the requirements of the proxy rules and Cohu’s Bylaws. Any proposals intended to be presented at the 2013 Annual Meeting of Stockholders of Cohu must be received at Cohu’s offices on or before December 6, 2012 in order to be considered for inclusion in Cohu’s proxy statement and form of proxy relating to such meeting.

If a stockholder intends to submit a proposal at the 2013 Annual Meeting of Stockholders of Cohu, which proposal is not intended to be included in Cohu’s proxy statement and form of proxy relating to such Meeting, the stockholder should provide Cohu with appropriate notice no later than December 6, 2012. If Cohu fails to receive notice of the proposal by such date, any such proposal will be considered untimely, Cohu will not be required to provide any information about the nature of the proposal in its proxy statement, and the proposal will not be submitted to the stockholders for approval at the 2013 Annual Meeting of Stockholders of Cohu.

ANNUAL REPORT ON FORM 10-K

Copies of Cohu’s Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC are available to stockholders without charge upon written request addressed to Investor Relations, Cohu, Inc., 12367 Crosthwaite Circle, Poway, California 92064. The Annual Report on Form 10-K is also available at www.cohu.com and www.sec.gov.

By Order of the Board of Directors,

Jeffrey D. Jones
Secretary

Poway, California
April 5, 2012

Exhibit A

COHU, INC.

2005 EQUITY INCENTIVE PLAN

1. ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

1.1 Establishment. The Cohu, Inc. 2005 Equity Incentive Plan (the “Plan”) was originally established effective as of May 10, 2005, the date of its approval by the stockholders of the Company (the “Effective Date”), and was subsequently amended and restated, subject to stockholder approval, by the Board on March 17, 2006, April 18, 2006, March 20, 2009 and April 2, 2012.

1.2 Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Stock, Performance Shares, Performance Units, Restricted Stock Units, Deferred Stock and Other Stock-Based Awards. After the Effective Date, the Company shall terminate, and no longer issue any awards from under, the Company’s 1998 Stock Option Plan, 1996 Outside Directors Stock Option Plan and 1996 Stock Option Plan.

1.3 Term of Plan. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed. However, all Incentive Stock Options shall be granted, if at all, within ten (10) years from the Effective Date.

2. DEFINITIONS AND CONSTRUCTION.

2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) “Affiliate” means (i) an entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) an entity, other than a Subsidiary Corporation, that is controlled by the Company directly, or indirectly through one or more intermediary entities. For this purpose, the term “control” (including the term “controlled by”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise; or shall have such other meaning assigned such term for the purposes of registration on Form S-8 under the Securities Act.

(b) “Award” means any Option, SAR, Restricted Stock, Performance Share, Performance Unit, Restricted Stock Unit, Deferred Stock or Other Stock-Based Award granted under the Plan.

(c) “Award Agreement” means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant. An Award Agreement may be an “Option Agreement,” a “SAR Agreement,” a “Restricted Stock Agreement,” a “Performance Share Agreement,” a “Performance Unit Agreement,” a “Restricted Stock Unit Agreement,” a “Deferred Stock Unit Agreement,” or an “Other Stock-Based Award Agreement.”

(d) “Board” means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, “Board” also means such Committee(s).

(e) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(f) “Committee” means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

(g) “Company” means Cohu, Inc., a Delaware corporation, or any successor corporation thereto.

(h) “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on a Form S-8 Registration Statement under the Securities Act.

(i) “Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m).

(j) “Deferred Stock” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 9.3 of the Plan to receive a share of Stock on a date determined in accordance with the Plan and the Participant’s Award Agreement.

(k) “Director” means a member of the Board or of the board of directors of any other Participating Company.

(l) “Disability” means the inability of the Participant, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Participant’s position with the Participating Company Group because of the sickness or injury of the Participant.

(m) “Dividend Equivalent” means a credit, made at the discretion of the Board or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.

(n) “Employee” means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p) “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Board, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i) If, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on the Nasdaq National Market, The Nasdaq SmallCap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its discretion.

(ii) If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Board in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

(q) “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(r) “Indexed Option” means an Option with an exercise price which either increases by a fixed percentage over time or changes by reference to a published index, as determined by the Board and set forth in the Option Agreement.

(s) “Insider” means an Officer, a Director of the Company or other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(t) “Net-Exercise” means a procedure by which the Participant will be issued a number of shares of Stock determined in accordance with a formula X + Y(A-B) / A, where:

X = the number of shares of Stock to be issued to the Participant upon exercise of the Option;

Y = the total number of shares with respect to which the Participant has elected to exercise the Option;

A = the Fair Market Value of one (1) share of Stock;

B = the exercise price per share (as defined in the Participant’s Award Agreement).

(u) “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an Incentive Stock Option.

(v) “Officer” means any person designated by the Board as an officer of the Company.

(w) “Option” means a right to purchase Stock pursuant to the terms and conditions of the Plan. An Option may be either an Incentive Stock Option, a Nonstatutory Stock Option or an Indexed Option.

(x) “Other Stock-Based Award” means an Award granted or denominated in Stock or units of Stock pursuant to Section 9.5 of the Plan.

(y) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(z) “Participant” means any eligible person who has been granted one or more Awards.

(aa) “Participating Company” means the Company or any Parent Corporation or Subsidiary Corporation or Affiliate.

(bb) “Participating Company Group” means, at any point in time, all corporations collectively which are then Participating Companies.

(cc) “Performance-Based Award” means an Award granted to selected Covered Employees pursuant to Sections 8 and 9, but which are subject to the terms and conditions set forth in Section 10. All Performance-Based Awards are intended to qualify as qualified performance-based compensation under Section 162(m).

(dd) “Performance Bonus Award” means the cash award set forth in Section 9.6

(ee) “Performance Goal” means the criteria that the Committee uses to establish qualified performance-based compensation under Section 162(m) and the formulas for determining whether such performance targets have been obtained. Such Performance Goals may be based upon one or more Performance Measures, subject to the following: Performance Measures shall have the same meanings as used in the Company’s financial statements, or, if such terms are not used in the Company’s financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Company’s industry. Performance Measures shall be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee. For purposes of the Plan, the Performance Measures applicable to a Performance-Based Award shall be calculated in accordance with U.S. generally accepted accounting principles, but prior to the accrual or payment of any Performance-Based Award for the same Performance Period and excluding the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance-Based Award. Performance targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance-Based Award determined under the applicable Performance-Based Award formula by the level attained during the applicable Performance Period. A Performance target may be stated as an absolute value or as a value determined relative to a standard selected by the Committee.

(ff) “Performance Measures” may be one or more of the following, or a combination of the any of the following, as determined by the Committee: (i) revenue; (ii) gross margin; (iii) operating margin; (iv) operating income; (v) pre-tax profit; (vi) earnings before interest, taxes and depreciation; (vii) net income; (viii) cash flow; (ix) expenses; (x) the market price of the Stock; (xi) earnings per share; (xii) return on stockholder equity; (xiii) return on capital; (xiv) return on net assets; (xv) economic value added; (xvi) number of customers; (xvii) market share; (xviii) return on investment; (xix) profit after tax; (xx) customer satisfaction; (xxi) business divestitures and acquisitions; (xxii) supplier awards from significant customers; (xxiii) new product development and (xxiv) working capital.

(gg) “Performance Period” means a period established by the Committee pursuant to Section 10 of the Plan at the end of which one or more Performance Goals are to be measured.

(hh) “Performance Share” means a right granted to a Participant pursuant to Section 9.1, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance based targets established by the Committee.

(ii) “Performance Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 9.2 of the Plan to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon achieving certain Performance Goals or other performance based targets.

(jj) “Prior Plan Award” means, any option or other award granted pursuant to the Company’s 1998 Stock Option Plan, 1996 Outside Directors Stock Option Plan, 1996 Stock Option Plan or 1994 Stock Option Plan which is outstanding on or after the Effective Date.

(kk) “Restricted Stock” means Stock granted to a Participant pursuant to Section 8 of the Plan that is subject to certain conditions (including any applicable Vesting Conditions), and may be subject to risk of forfeiture.

(ll) “Restricted Stock Unit” or “Stock Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 9.4 of the Plan to receive the value associated with a share of Stock on a date determined in accordance with the provisions of the Plan and the Participant’s Award Agreement.

(mm) “Restriction Period” means the period established in accordance with Section 8 of the Plan during which shares subject to a Restricted Stock Award are subject to Vesting Conditions.

(nn) “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(oo) “SAR” or “Stock Appreciation Right” means a bookkeeping entry representing, for each share of Stock subject to such SAR, a right granted to a Participant pursuant to Section 7 of the Plan to receive payment of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price.

(pp) “Section 162(m)” means Section 162(m) of the Code.

(qq) “Securities Act” means the Securities Act of 1933, as amended.

(rr) “Service” means a Participant’s employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service to the Participating Company Group or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service with the Participating Company Group shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided, however, that if any such leave exceeds ninety (90) days, on the ninety-first (91st) day of such leave the Participant’s Service shall be deemed to have terminated unless the Participant’s right to return to Service with the Participating Company Group is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Option Agreement. The Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(ss) “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

(tt) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(uu) “Ten Percent Owner Participant” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.

(vv) “Vesting Conditions” mean those conditions established in accordance with the Plan prior to the satisfaction of which shares subject to a Restricted Stock Award or Restricted Stock Unit Award, respectively, remain subject to forfeiture or a repurchase option in favor of the Company upon the Participant’s termination of Service.

2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3. ADMINISTRATION.

3.1 Administration by the Board. The Plan shall be administered by the Board. All questions of interpretation of the Plan or of any Award shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award.

3.2 Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election. The Board may, in its discretion, delegate to a committee comprised of one or more Officers the authority to grant one or more Awards, without further approval of the Board or the Committee, to any Employee, other than a person who, at the time of such grant, is an Insider; provided, however, that (a) such Awards shall not be granted for shares in excess of the maximum aggregate number of shares of Stock authorized for issuance pursuant to Section 4.1, (b) the exercise price per share of each Option shall be not less than the Fair Market Value per share of the Stock on the effective date of grant (or, if the Stock has not traded on such date, on the last day preceding the effective date of grant on which the Stock was traded), and (iii) each such Award shall be subject to the terms and conditions of the appropriate standard form of Award Agreement approved by the Board or the Committee and shall conform to the provisions of the Plan and such other guidelines as shall be established from time to time by the Board or the Committee.

3.3 Powers of the Board. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board shall have the full and final power and authority, in its discretion:

(a) to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock or units to be subject to each Award;

(b) to designate Options as Incentive Stock Options, Nonstatutory Stock Options or Indexed Options;

(c) to determine the type(s) of Other Stock-Based Awards, and their terms and conditions that may be granted under the Plan;

(d) to determine the Fair Market Value of shares of Stock or other property;

(e) to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired upon the exercise thereof, including, without limitation, (i) the exercise or purchase price of shares purchased pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with the Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability of the Award or the vesting of any Award of any shares acquired pursuant thereto, (v) the Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant’s termination of Service with the Participating Company Group on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(f) to determine whether an Award will be settled in shares of Stock, cash, or in any combination thereof;

(g) to approve one or more forms of Award Agreement;

(h) to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

(i) to accelerate, continue, extend or defer the exercisability of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service with the Participating Company Group;

(j) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Board deems necessary or desirable to comply with the laws or regulations of, or to accommodate the tax policy, financial accounting or custom of, foreign jurisdictions whose citizens may be granted Awards;

(k) to authorize, in conjunction with any applicable Company deferred compensation plan, that the receipt of cash or Stock subject to any Award under this Plan, may be deferred under the terms and conditions of such Company deferred compensation plan; and

(l) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Board may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

3.4 Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

3.5 Committee Complying with Section 162(m). If the Company is a “publicly held corporation” within the meaning of Section 162(m), the Board may establish a Committee of “outside directors” within the meaning of Section 162(m) to approve the grant of any Option which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

3.6 No Repricing. Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Board shall not approve a program providing for either (a) the cancellation of outstanding Options and/or SARs and the grant in substitution therefore of any new Awards, including specifically any new Options and/or SARs having a lower exercise price or (b) the amendment of outstanding Options and/or SARs to reduce the exercise price thereof. This paragraph shall not be construed to apply to “issuing or assuming a stock option in a transaction to which section 424(a) applies,” within the meaning of Section 424 of the Code.

3.7 No Restricted Stock Award Acceleration. Notwithstanding any provision of the Plan to the contrary, no Restricted Stock Award may be granted which provides, or subsequently amended to provide, for (i) any acceleration of vesting for any reason other than upon a Change in Control or after the Participant’s death or Disability and (ii) vesting of one hundred percent (100%) of any such Restricted Stock Award prior to the passage of three (3) years of Service (unless such Restricted Stock Award will vest in accordance with the satisfaction of any Performance Goal).

3.8 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4. SHARES SUBJECT TO PLAN.

4.1 Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be Six Million Seven Hundred and Thirty Thousand Seven Hundred and Forty Seven (6,730,747). This share reserve shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. However, the share reserve, determined at any time, shall be reduced by the number of shares subject to (i) the Prior Plan Awards and (ii) Awards (which as of March 14, 2012 totaled 4,123,040). If any outstanding Award, including any Prior Plan Award, for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase, including any Prior Plan Award, are forfeited or repurchased by the Company, the shares of Stock allocable to the terminated portion of such Award, including any Prior Plan Award, or such forfeited or repurchased shares of Stock shall again be available for grant under the Plan. Shares of Stock shall not be deemed to have been granted pursuant to the Plan with respect to any portion of an Award that is settled in cash. Notwithstanding anything to the contrary in this Section 4.1, the following shares of Stock shall not be available for reissuance under the Plan: (i) shares of Stock with respect to which the Participant has received the benefits of ownership (other than voting rights), either in the form of dividends, shares sold pursuant to a Cashless Exercise described in Section 6.3(a) or otherwise; (ii) shares of Stock which are withheld from any Award or payment under the Plan to satisfy tax withholding obligations pursuant to Section 15.2; (iii) shares of Stock which are surrendered by any Participant (through a Cashless Exercise, actual delivery of the shares or attestation of ownership) to fulfill tax withholding obligations or to pay the applicable exercise price for any Award; and (iv) shares of Stock subject to the grant of a SAR which are not issued upon settlement of the SAR.

4.2 Adjustments for Changes in Capital Structure. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding Awards, in the Section 162(m) Grant Limit set forth in Section 5.4 and in the exercise price or purchaser price of any outstanding Awards. If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event, as defined in Section 12.1) shares of another corporation (the “New Shares”), the Board may unilaterally amend the outstanding Awards to provide that such Awards are accurately reflected for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price and/or purchase price per share of, the outstanding Awards (if any) shall be adjusted in a fair and equitable manner as determined by the Board, in its discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the exercise price and/or purchase price of any Award be decreased to an amount less than the par value, if any, of the stock subject to the Award. The adjustments determined by the Board pursuant to this Section 4.2 shall be final, binding and conclusive.

5. ELIGIBILITY AND AWARD LIMITATIONS.

5.1 Persons Eligible for Awards. Awards may be granted only to Employees, Consultants, and Directors. For purposes of the foregoing sentence, “Employees,” “Consultants” and “Directors” shall include prospective Employees, prospective Consultants and prospective Directors to whom Awards are granted in connection with written offers of an employment or other service relationship with the Participating Company Group; provided, however, that no Stock subject to any such Award shall vest, become exercisable or be issued prior to the date on which such person commences Service.

5.2 Participation. Awards are granted solely at the discretion of the Board. Eligible persons may be granted more than one (1) Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

5.3 Incentive Stock Option Limitations.

(a) Persons Eligible. An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an “ISO-Qualifying Corporation”). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option. An Incentive Stock Option granted to a prospective Employee upon the condition that such person become an Employee of an ISO-Qualifying Corporation shall be deemed granted effective on the date such person commences Service with an ISO-Qualifying Corporation, with an exercise price determined as of such date in accordance with Section 6.1.

(b) Fair Market Value Limitation. To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise, shares issued pursuant to each such portion shall be separately identified.

5.4 Award Limits.

(a) Aggregate Limit on Restricted Stock, Performance Shares and Performance Units. Subject to adjustment as provided in Section 4.2, in no event shall more than Three-Million Five-Hundred Thousand (3,500,000) shares of Stock in the aggregate be issued under the Plan pursuant to the exercise or settlement of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units.

(b) Section 162(m) Award Limits. The following limits shall apply to the grant of any Award if, at the time of grant, the Company is a “publicly held corporation” within the meaning of Section 162(m).

(i) Options and SARs. Subject to adjustment as provided in Section 4.2, no Employee shall be granted within any fiscal year of the Company one or more Options or Freestanding SARs which in the aggregate are for more than Five Hundred Thousand (500,000) shares of Stock, provided, however, that the Company may make an additional one-time grant to any newly-hired Employee of an Option and/or SAR for the purchase of up to an additional Two Hundred and Fifty Thousand (250,000) shares of Stock. An Option which is canceled (or a Freestanding SAR as to which the exercise price is reduced to reflect a reduction in the Fair Market Value of the Stock) in the same fiscal year of the Company in which it was granted shall continue to be counted against such limit for such fiscal year.

(ii) Restricted Stock and Restricted Stock Units. Subject to adjustment as provided in Section 4.2, no Employee shall be granted within any fiscal year of the Company one or more Restricted Stock Awards or Restricted Stock Units, subject to Vesting Conditions based on the attainment of Performance Goals, for more than Two Hundred Thousand (200,000) shares of Stock, provided, however, that the Company may make an additional one-time grant to any newly-hired Employee of a Restricted Stock Award or Restricted Stock Units of up to an additional One Hundred Thousand (100,000) shares of Stock.

(iii) Performance Shares and Performance Units. Subject to adjustment as provided in Section 4.2, no Employee shall be granted (A) Performance Shares which could result in such Employee receiving more than One Hundred Thousand (100,000) shares of Stock for each full fiscal year of the Company contained in the Performance Period for such Award, or (B) Performance Units which could result in such Employee receiving more than $1,000,000 for each full fiscal year of the Company contained in the Performance Period for such Award. No Participant may be granted more than one Performance Share or Performance Unit for the same Performance Period.

(iv) Performance Bonus Awards. No Employee shall be paid a Performance Bonus Award pursuant to Section 9.6 which is greater than $1,000,000 for each full fiscal year of the Company contained in the Performance Period for such award.

6. TERMS AND CONDITIONS OF OPTIONS.

Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Options may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1 Exercise Price. The exercise price for each Option shall be established in the discretion of the Board; provided, however, that (a) the exercise price per share for an Option shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option, (b) no Incentive Stock Option granted to a Ten Percent Owner Participant shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option, and (c) notwithstanding anything to the contrary in this Section 6.1, in the case of an Indexed Option, the Board shall determine the exercise price of such Indexed Option and the terms and conditions that affect, if any, any adjustments to the exercise price of such Indexed Option. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

6.2 Exercisability and Term of Options. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Board and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, and (c) no Option granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service with a Participating Company. Subject to the foregoing, unless otherwise specified by the Board in the grant of an Option, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

6.3 Payment of Exercise Price.

(a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price, (iii) by delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a “Cashless Exercise”), (iv) by delivery of a properly executed notice of exercise electing a Net-Exercise, (v) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (vi) by any combination thereof. The Board may at any time or from time to time, by approval of or by amendment to the standard forms of Award Agreement described in Section 11, or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b) Limitations on Forms of Consideration.

(i) Tender of Stock. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for more than six (6) months (and not used for another Option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

(ii) Cashless Exercise. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

(iii) Net-Exercise. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to grant Incentive Stock Options, or to grant, or amend, any Nonstatutory Options to provide that such Options may be exercised by the means of a Net-Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants. No Option will be granted (or amended in the case of a Nonstatutory Stock Option) to permit a Net-Exercise prior to the effectiveness of the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123R.

6.4 Effect of Termination of Service. An Option shall be exercisable after a Participant’s termination of Service to such extent and during such period as determined by the Board, in its discretion, and set forth in the Award Agreement evidencing such Option.

6.5 Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. Prior to the issuance of shares of Stock upon the exercise of an Option, the Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Board, in its discretion, and set forth in the Award Agreement evidencing such Option, a Nonstatutory Stock Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 Registration Statement under the Securities Act. Notwithstanding any of the foregoing, the Board may permit further transferability of any Option, on a general or specific basis, and may impose conditions and limitations on any permitted transferability.

7. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

Stock Appreciation Rights shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Board shall from time to time establish. No SAR or purported SAR shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing SARs may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

7.1 Types of SARs Authorized. SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”). A Tandem SAR may be granted either concurrently with the grant of the related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option.

7.2 Exercise Price and Other Terms. The Board, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of each SAR granted under the Plan; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR.

7.3 Exercise of SARs. SARs will be exercisable on such terms and conditions as the Board, in its sole and absolute discretion, will determine.

7.4 Award Agreement. Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Board, in its sole discretion, will determine.

7.5 Expiration of SARs. Each SAR grant under the Plan will expire upon the date determined by the Board, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the requirements of Sections 6.2, 6.3, 6.4 and 6.5 also will apply to SARs to the extent not replaced or superseded by the terms of any Award Agreement.

8. TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS.

Restricted Stock Awards shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Board shall from time to time establish. No Restricted Stock Award or purported Restricted Stock Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Restricted Stock Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

8.1 Grant of Restricted Stock. The Board is authorized to make Awards of Restricted Stock to any Participant selected by the Board in such amounts and subject to such terms and conditions as determined by the Board.

8.2 Issuance and Restrictions. Restricted Stock Awards will be subject to such restrictions on transferabilty and other restrictions as the Board may impose (including, without limitation, limitations on the right to vote shares of Stock or the right to receive dividends on the Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Board determines at the time of the grant of the Award or thereafter. The minimum period for such restrictions shall be a period of three (3) years. Notwithstanding the foregoing however, Restricted Stock Awards may become one hundred percent (100%) vested earlier than after the passage of three (3) years upon (i) the occurrence of a Change in Control, as provided in any applicable Award Agreement, or (ii) achievement of such the Awards applicable Performance Goals.

8.3 Forfeiture. Except as otherwise determined by the Board at the time of grant of the Award or thereafter, upon termination of Service during the applicable Restriction Period, Restricted Stock that is at that time subject to restrictions will be forefeited; provided, however, that the Board may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions.

8.4 Voting Rights; Dividends and Distributions. Except as may be provided in any Award Agreement, during the Restriction Period applicable to shares subject to a Restricted Stock Award, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. However, in the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, then any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

9. TERMS AND CONDITIONS OF OTHER TYPES OF AWARDS.

Other types of Awards, such as Performance Shares, Performance Units, Deferred Stock, Restricted Stock Units, Other Stock-Based Awards and Performance Bonus Awards (collectively “Other Types of Award”) shall be evidenced by Award Agreements specifying the type of Award and the number of shares of Stock subject to the Award, in such form as the Board shall from time to time establish. No Other Type of Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing any Other Type of Award may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

9.1 Performance Shares. Any Participant selected by the Committee may be granted one or more Performance Share awards which will be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Goals or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee will consider (among other such factors as it deems relevant in light of the specific type of Award) the contributions, responsibilities and other compensation of the particular Participant.

9.2 Performance Units. Any Participant selected by the Committee may be granted one or more Performance Unit awards which will be denominated in units of value, which, without limitation, may include the dollar value of shares of Stock, and which may be linked to any one or more of the Performance Goals or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee will consider (among other such factors as it deems relevant in light of the specific type of Award) the contributions, responsibilities and other compensation of the particular Participant.

9.3 Deferred Stock. Any Participant selected by the Board may be granted an award of Deferred Stock in the manner determined from time to time by the Board. The number of shares of Deferred Stock will be determined by the Board and may be linked to the Performance Goals or other specific performance criteria determined to be appropriate by the Board, in each case on a specified date or dates or over any period or periods determined by the Board. Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee, or upon such settlement date as may be elected by the Participant. Unless otherwise provided by the Board, a Participant awarded Deferred Stock will have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and the Stock underlying such Award has been issued. In addition, Deferred Stock may be granted automatically with respect to such number of shares of Stock and upon such other terms and conditions as established by the Board in lieu of:

(a) cash or shares of Stock otherwise issuable to such Participant upon the exercise or settlement of a Restricted Stock Award or Performance Award; or

(b) any cash to be otherwise paid to the Participant in the form of salary, bonus, commissions, or such other compensation program maintained by the Company.

9.4 Restricted Stock Units. The Board is authorized to make Awards of Restricted Stock Units to any Participant selected by the Board in such amounts and subject to such terms and conditions as determined by the Board. The number of Restricted Stock Units will be determined by the Board and may be linked to the Performance Goals or other specific performance criteria determined to be appropriate by the Board, in each case on a specified date or dates or over any period or periods determined by the Board. At the time of grant, the Board will specify the date or dates on which the Restricted Stock Units will become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Board will specify the settlement date applicable to each grant of Restricted Stock Units which will be no earlier than the vesting date or dates of the Award and may be determined at the election of the Participant. On the settlement date, the Company will transfer to the Participant either (i) one unrestricted, fully transferable share of Stock or (ii) cash equal to the value of one such share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and which was not previously forfeited. The Board will specify the purchase price, if any, to be paid by the Participant to the Company for such shares of Stock.

9.5 Other Stock-Based Awards. Any Participant selected by the Board may be granted one or more awards that provide Participants with shares of Stock or the right to purchase shares of Stock or that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in shares of Stock and which may be linked to any one or more of the Performance Goals or other specific performance criteria determined appropriate by the Board, in each case on a specified date or dates or over any period or periods determined by the Board. In making such determinations, the Board will consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation to the particular Participant.

9.6 Performance Bonus Awards. Any Participant selected by the Committee may be granted one or more Performance-Based Award in the form of a cash bonus payable upon the attainment of Performance Goals that are established by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Any such Performance Bonus Award paid to a Covered Employee will be based upon objectively determinable bonus formulas established in accordance with Section 10.

9.7 Term of Other Type Awards. Except as otherwise provided herein, the term of any Other Type Award will be set by the Board in its sole and absolute discretion and set forth in any applicable Award Agreement.

9.8 Exercise or Purchase Price. The Board may establish the exercise or purchase price, if any, of any Other Type Award; provided, however, that such price will not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable law.

9.9 Exercise Upon Termination of Service. Any Other Type of Award will only be exercisable or payable while the Participant is an Employee, Consultant or Director, as applicable; provided, however, that the Board in its sole and absolute discretion may provide that any Other Type of Award may be exercised or paid subsequent to a termination of Service, as applicable, or following a Change in Control, or because of the Participant’s retirement, death or disability, or otherwise; provided, however, that any such provision with respect to Performance Shares, Performance Units or Performance Bonus Awards will be subject to the requirements of Section 162(m) that apply to such award and/or compensation.

9.10 Form of Payment. Payments with respect to any Other Type of Award will be made in cash, in Stock or a combination of both, as determined by the Board and as set forth in any applicable Award Agreement.

9.11 Award Agreement. All Other Types of Awards will be subject to such additional terms and conditions as determined by the Board and will be evidenced by a written Award Agreement.

9.12 Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by any Other Type of Award until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Board, in its discretion, may provide in the Award Agreement evidencing any Other Type of Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to the date on which such shares of Stock underlying any such award are settled or forfeited. Such Dividend Equivalents, if any, shall be credited to the Participant in the form of additional whole shares of Stock, or such cash equivalent, depending on the type of award, as of the date of payment of such cash dividends on Stock. The number of additional shares of Stock (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the shares of Stock underlying such award previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Dividend Equivalents may be paid currently or may be accumulated and paid to the extent that such award becomes nonforfeitable, as determined by the Board. Settlement of Dividend Equivalents may be made in cash, shares of Stock, or a combination thereof as determined by the Board, and may be paid on the same basis as settlement of the related award. In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, appropriate adjustments shall be made in the Participant’s Other Type of Awards so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.

9.13 Nontransferability of Awards. Prior to settlement or payment of any Other Type of Award in accordance with the provisions of the Plan, no such award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to such award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

10. TERMS AND CONDITIONS OF ANY PERFORMANCE-BASED AWARD.

10.1 Purpose. The purpose of this Section 10 is to provide the Committee the ability to qualify Awards (other than Options and SARs) that are granted pursuant to Sections 8 and 9 as qualified performance-based compensation under Section 162(m). If the Committee, in its discretion, decides to grant a Performance-Based Award subject to Performance Goals to a Covered Employee, the provisions of this Section 10 will control over any contrary provision in the Plan; provided, however, that the Committee may in its discretion grant Awards to such Covered Employees that are based on Performance Goals or other specific criteria or goals but that do not satisfy the requirements of this Section 10.

10.2 Applicability. This Section 10 will apply to those Covered Employees which are selected by the Committee to receive any Award subject to Performance Goals. The designation of a Covered Employee as being subject to Section 162(m) will not in any manner entitle the Covered Employee to receive an Award under the Plan. Moreover, designation of a Covered Employee subject to Section 162(m) for a particular Performance Period will not require designation of such Covered Employee in any subsequent Performance Period and designation of one Covered Employee will not require designation of any other Covered Employee in such period or in any other period.

10.3 Procedures with Respect to Performance Based Awards. To the extent necessary to comply with the performance-based compensation of Section 162(m), with respect to any Award granted subject to Performance Goals, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m)), the Committee will, in writing, (a) designate one or more Participants who are Covered Employees, (b) select the Performance Goals applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee will certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amounts earned by a Covered Employee, the Committee will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

10.4 Payment of Performance Based Awards. Unless otherwise provided in the applicable Award Agreement, a Covered Employee must be employed by the Participating Company Group on the day a Performance-Based Award for such Performance Period is paid to the Covered Employee. Furthermore, a Covered Employee will be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.

10.5 Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute qualified performance based compensation under Section 162(m) will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m), and the Plan will be deemed amended to the extent necessary to conform to such requirements.

11. STANDARD FORMS OF AWARD AGREEMENT.

11.1 Award Agreements. Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Board and as amended from time to time. Any Award Agreement may consist of an appropriate form of Notice of Grant and a form of Agreement incorporated therein by reference, or such other form or forms as the Board may approve from time to time.

11.2 Authority to Vary Terms. The Board shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

12. CHANGE IN CONTROL.

12.1 Definitions.

(a) An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company); or (iv) a liquidation or dissolution of the Company.

(b) A “Change in Control” shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of an Ownership Change Event described in Section 12.1(a)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Board shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

12.2 Effect of Change in Control on Options and SARs.

(a) Accelerated Vesting. Notwithstanding any other provision of the Plan to the contrary, the Board, in its sole discretion, may provide in any Award Agreement or, in the event of a Change in Control, may take such actions as it deems appropriate to provide for the acceleration of the exercisability and vesting in connection with such Change in Control of any or all outstanding Options and SARs and shares acquired upon the exercise of such Options and SARs upon such conditions and to such extent as the Board shall determine.

(b) Assumption or Substitution. In the event of a Change in Control, the Acquiring Corporation may, without the consent of the Participant, either assume the Company’s rights and obligations under outstanding Options and SARs or substitute for outstanding Options and SARs substantially equivalent options and stock appreciation rights for the Acquiring Corporation’s stock. In the event that the Acquiring Corporation elects not to assume or substitute for outstanding Options and SARs in connection with a Change in Control, or if the Acquiring Corporation is not a “publicly held corporation” within the meaning of Section 162(m), the exercisability and vesting of each such outstanding Option, SAR and any shares acquired upon the exercise thereof held by a Participant whose Service has not terminated prior to such date shall be accelerated, effective as of the date ten (10) days prior to the date of the Change in Control. The exercise or vesting of any Option, SAR and any shares acquired upon the exercise thereof that was permissible solely by reason of this Section 12.2 and the provisions of such applicable Award Agreement shall be conditioned upon the consummation of the Change in Control. Any Options and SARs which are neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control. Notwithstanding the foregoing, shares acquired upon exercise of an Option prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of the applicable Award Agreement evidencing such Option or SAR except as otherwise provided in such applicable Award Agreement. Furthermore, notwithstanding the foregoing, if the corporation the stock of which is subject to the outstanding Options and SARs immediately prior to an Ownership Change Event described in Section 12.1(a)(i) constituting a Change in Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the outstanding Options and SARs shall not terminate unless the Board otherwise provides in its discretion.

(c) Cash-Out. The Board may, in its sole discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Option or SAR outstanding immediately prior to the Change in Control shall be canceled in exchange for a payment with respect to each vested share of Stock subject to such canceled Option or SAR in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the excess of the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control over the exercise price per share under such Option or SAR (the “Spread”). In the event such determination is made by the Board, the Spread (reduced by applicable withholding taxes, if any) shall be paid to Participants in respect of their canceled Options and SARs as soon as practicable following the date of the Change in Control.

12.3 Effect of Change in Control on Restricted Stock and Other Type of Awards. The Board may, in its discretion, provide in any Award Agreement evidencing a Restricted Stock or Other Type of Award that, in the event of a Change in Control, the lapsing of any applicable Vesting Condition, Restriction Period or Performance Goal applicable to the shares subject to such Award held by a Participant whose Service has not terminated prior to the Change in Control shall be accelerated and/or waived effective immediately prior to the consummation of the Change in Control to such extent as specified in such Award Agreement. Any acceleration, waiver or the lapsing of any restriction that was permissible solely by reason of this Section 12.3 and the provisions of such Award Agreement shall be conditioned upon the consummation of the Change in Control.

13. PROVISION OF INFORMATION.

Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

14. COMPLIANCE WITH SECURITIES LAW.

The grant of Options and the issuance of shares of Stock upon exercise of Options shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. Options may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Option may be exercised unless (a) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of any Option, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

15. TAX WITHHOLDING.

15.1 Tax Withholding in General. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise of an Option, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

15.2 Withholding in Shares. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Participating Company Group. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

16. TERMINATION OR AMENDMENT OF PLAN.

The Board may terminate or amend the Plan at any time. However, subject to changes in applicable law, regulations or rules that would permit otherwise, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule. No termination or amendment of the Plan shall affect any then outstanding Option unless expressly provided by the Board. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Option without the consent of the Participant, unless such termination or amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law, regulation or rule.

17. STOCKHOLDER APPROVAL.

The Plan or any increase in the maximum aggregate number of shares of Stock issuable thereunder as provided in Section 4.1 (the “Authorized Shares”) shall be approved by the stockholders of the Company within twelve (12) months of the date of adoption thereof by the Board. Options granted prior to stockholder approval of the Plan or in excess of the Authorized Shares previously approved by the stockholders shall become exercisable no earlier than the date of stockholder approval of the Plan or such increase in the Authorized Shares, as the case may be.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to May 9, 2012.

..	INTERNET http://www.proxyvoting.com/cohu Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

19931

‚  FOLD AND DETACH HERE  ‚

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WHEN PROPERLY EXECUTED WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS, “FOR” ITEMS 2, 3, AND 4.
	Please mark your votes as indicated in this example	☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4.

1. ELECTION OF DIRECTORS	FOR ALL	WITHHELD FOR ALL	*EXCEPTIONS			FOR	AGAINST	ABSTAIN
Nominees:	☐	☐	☐
01 Harry L. Casari 02 Harold Harrigian				2.	Advisory vote to approve named executive officer compensation.	☐	☐	☐

				3.	Proposal to approve amendments to the Cohu, Inc. 2005 Equity Incentive Plan.	☐	☐	☐

				4.	Proposal to ratify the appointment of Ernst & Young LLP as Cohu’s independent registered public accounting firm for 2012.	☐	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.) *Exceptions

Mark Here for	☐
Address Change
or Comments
SEE REVERSE

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, corporate officer or guardian, please give full title as such.

Signature	Signature	Date

You can now access your Cohu, Inc. account online.

Access your Cohu, Inc. account online via Investor ServiceDirect® (ISD).

The transfer agent for Cohu, Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status • View certificate history • View book-entry information	• View payment history for dividends • Make address changes • Obtain a duplicate 1099 tax form

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Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2011 Annual Report to Stockholders are available at: http://www.cohu.com

Notice & Access site: www.proxydocs.com/cohu

▼  FOLD AND DETACH HERE  ▼

PROXY

COHU, INC.

Annual Meeting of Stockholders – May 9, 2012

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints JAMES A. DONAHUE and JEFFREY D. JONES, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Cohu, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held May 9, 2012 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

Address Change/Comments
(Mark the corresponding box on the reverse side)

SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)	19931